Exhibit 10.23

PURCHASE AGREEMENT

(DDRM 2-Publix Portfolio)

THIS PURCHASE AGREEMENT (“Agreement”) is made by and between DDRM SOUTHAMPTON VILLAGE LLC, a Delaware limited liability company, DDRM CENTER POINTE PLAZA I LLC, a Delaware limited liability company and DDRM CENTER POINTE PLAZA II LLC, a Delaware limited liability company (each a “Seller” and collectively the “Sellers”) and THE PHILLIPS EDISON GROUP LLC, an Ohio limited liability company (“Buyer”). The Effective Date of this Agreement shall be the date this Agreement is executed and delivered by Sellers, if Sellers are the last to execute and deliver, or by Buyer, if Buyer is the last to execute and deliver.

SECTION 1 THE PROPERTY. Sellers agree to sell and Buyer agrees to purchase the real property consisting of the following:

(i) that certain shopping center commonly known as Southampton Village in the Town of Tyrone, the County of Fayette, State of Georgia, and more particularly described in attached Exhibit “A-1”, together with all improvements located thereon, if any, and all appurtenant easements, rights, and privileges including the Seller’s interest in all leases of premises within such improvements (but excluding any subleases or sublicenses entered into by any of the tenants or occupants under such leases to which Seller is not a party) (such shopping center, improvements, easements, rights and privileges are herein collectively referred to as the “Georgia Property”); and

(ii) that certain shopping center commonly known as Center Pointe Plaza in the City of Easley the County of Pickens, State of South Carolina, and more particularly described in attached Exhibit “A-2”, together with all improvements located thereon, if any, and all appurtenant easements, rights, and privileges including the Seller’s interest in all leases of premises within such improvements (but excluding any subleases or sublicenses entered into by any of the tenants or occupants under such leases to which Seller is not a party) and Sellers’ right, title and interest in and to the Tinsley Ground Lease (as hereinafter defined) (such shopping center, improvements, easements, rights and privileges are herein collectively referred to as the “South Carolina Property”).

The Georgia Property and South Carolina Property are collectively referred to herein as the “Property” and sometimes as the “Properties” and individually as a “Shopping Center,” all, as the context requires.

SECTION 2 PURCHASE PRICE. Buyer agrees to pay Sellers, as the purchase price for the Property, the sum of Fifteen Million Two Hundred Thousand and 00/100 Dollars ($15,200,000.00) (“Purchase Price”). The Purchase Price shall be paid as follows:

(a) Within two (2) business days after the Effective Date of this Agreement, Buyer shall deposit Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) with the Title Company (as hereinafter defined) in escrow as an earnest money deposit (“Earnest Deposit”), which shall be non-refundable, except as otherwise expressly provided herein. In the event Buyer fails to deposit the Earnest Deposit within such two (2) business days period, then same shall constitute an immediate failure of a condition precedent to Seller’s obligations hereunder and Sellers shall be entitled to terminate this Agreement upon written notice to Buyer until such time as the Earnest Money is so deposited;

(b) Buyer shall deliver the Purchase Price, less the Earnest Deposit and the credits authorized to Buyer, in immediately available funds, in escrow with the Title Company on or prior to the Closing Date (as hereinafter defined); and

(c) Notwithstanding anything in this Agreement to the contrary, a portion of the Earnest Deposit (herein, the “Independent Contract Consideration”) in the amount of One Hundred and 00/100 Dollars ($100.00) will be non-refundable to Buyer and will be distributed to Sellers upon any termination of this Agreement as independent consideration for Sellers’ performance under this Agreement. If this Agreement is properly terminated by Buyer pursuant to a right of termination granted to Buyer by any provision of this Agreement, if any, the Independent Contract Consideration will be promptly distributed to Sellers and, subject to the relevant provisions herein, the balance of the Earnest Deposit remaining after distribution of the Independent Contract Consideration to Sellers will be promptly returned to Buyer. Notwithstanding the foregoing, in the event of the termination of this Agreement by Buyer on account of a default hereunder by Sellers, the entirety of the Earnest Money shall be refunded to Buyer.

SECTION 3 ESCROW AND TITLE INSURANCE.

3.1 Escrow Agent. The parties hereto designate Chicago Title Insurance Company (“Title Company”) located at Two Gateway Center, 603 Stanwix, 19th Floor, Pittsburgh, Pennsylvania 15222-1420, Attention: William Weinheimer, Escrow Officer, as the escrow agent (“Escrow Agent”) in connection with this transaction. This Agreement shall serve as escrow instructions and shall be subject to the usual conditions of acceptance of the Escrow Agent, insofar as the same are not inconsistent with any of the terms hereof. By execution of this Agreement, the Title Company agrees that the Earnest Deposit shall be held as a deposit under this Agreement in an interest-bearing account and: (i) applied against the Purchase Price if Closing occurs; or (ii) delivered to Sellers or Buyer, in accordance with the terms of this Agreement upon the written approval of Sellers and Buyer, if Closing does not occur. Interest on the Earnest Deposit shall be paid to the party entitled to receive the Earnest Deposit pursuant to this Agreement.

3.2 Title/Survey.

(a) On or prior to the Effective Date, Buyer shall order from the Title Company commitments (individually, a “Commitment” and collectively, the “Commitments”) to issue ALTA 2006 Owner’s Policies of Title Insurance in an amount equal to the allocated portion of the Purchase Price applicable to each of the Properties dated as of the time and date of Closing, or later and being subject only to the Permitted Exceptions (as hereinafter defined) as to each of the Properties (individually a “Title Policy” and collectively, the “Title Policies”). Buyer shall have the right to order and obtain, at its expense, surveys of the Properties (individually, a “Survey” and collectively the “Surveys”). In the event Buyer desires to obtain a Survey, then Buyer shall order same no later than five (5) days after the Effective Date. The Surveys shall be certified to Sellers, Buyer and the Title Company. The Surveys shall be in form and substance sufficient to delete the standard survey exceptions for survey matters from the Title Policies. On or before the Closing Date, Sellers shall execute and deliver to the Title Company owner’s affidavits as to each of the Properties in the form attached hereto as Exhibit “B”, in support of the issuance of the Title Policies. It shall be a condition precedent to Buyer’s obligation to purchase the Properties that the Title Company can and will, on the Closing Date, irrevocably commit to issue the Title Policies in accordance with the Commitments and subject only to the Permitted Exceptions applicable to each of the Properties.

(b) Buyer shall have the right to object to: (i) any matters disclosed by the Commitments (“Title Objections”) and (ii) in the event Buyer shall have ordered Surveys pursuant to Section 3.2(a), any matters disclosed by the Surveys (“Survey Objections”), provided that Buyer delivers written notice of any valid Title Objections or Survey Objections on or before October 3, 2011; otherwise any such objections shall be deemed to be waived. If Buyer delivers in a timely manner written notice of any Title Objections and/or Survey Objections (collectively, “Objections”), then Sellers shall, within five

(5) business days from receipt of any Objections from Buyer, notify Buyer in writing (“Sellers’ Response”) whether Sellers elect, in Sellers’ sole discretion, to: (i) cure any such Objections or to cause the Title Company to commit to insure over any such Objections on or prior to the Closing Date (provided that, any affirmative title insurance shall be deemed a cure only if the same is acceptable to Buyer in the exercise of its commercially reasonable discretion), or (ii) not to cure any such Objections. If Sellers elect to cure an Objection or to cause the Title Company to commit to insure over any such Objection under clause (i) of the previous sentence (and same is acceptable to Buyer, as provided above) and fails to do so by the Closing Date, Buyer shall have the right to (x) terminate this Agreement, whereupon Escrow Agent shall promptly deliver the Earnest Deposit to Buyer, after which neither Buyer nor Seller shall have any further rights or obligations hereunder, except for those obligations which are expressly stated in this Agreement to survive any termination of this Agreement, or (y) waive the Objections and proceed to purchase the Property with such condition of title as Sellers are able to convey and/or subject to the Objections, without a reduction of the Purchase Price therefor, in which event the items objected to which were not cured or otherwise committed to be insured over by the Title Company shall be deemed to be acceptable to Buyer. In the event Sellers fail to deliver Sellers’ Response to Buyer within such five (5) business day period, Sellers shall be deemed to have elected not to cure or to cause the Title Company to commit to insure over any of Buyer’s Objections. If Sellers’ Response states that Sellers elect not to cure or to cause the Title Company to commit to insure over any of Buyer’s Objections on or prior to Closing, or if Sellers are deemed to have elected not to cure any of Buyer’s Objections as set forth above, then within two (2) business days after Buyer’s receipt of Sellers’ Response, Buyer shall elect to do one (1) of the following: (x) to terminate this Agreement, whereupon Escrow Agent shall promptly deliver the Earnest Deposit to Buyer, after which neither Buyer nor Seller shall have any further rights or obligations hereunder, except for those obligations which are expressly stated in this Agreement to survive any termination of this Agreement, or (y) waive the Objections and proceed to purchase the Property with such condition of title as Sellers are able to convey and/or subject to the Objections, without a reduction of the Purchase Price therefor, in which event the items objected to which were not cured shall be deemed to be acceptable to Buyer. If Buyer fails to timely make such election, then Buyer shall be deemed to have elected to purchase the Property pursuant to the foregoing clause (y).

(c) Notwithstanding anything contained in this Agreement to the contrary, with respect to all matters affecting title to the Property, and any liens or encumbrances affecting the Property, Buyer acknowledges and agrees that it is relying upon the Title Policies. If Buyer has a claim under the Title Policies and the subject matter of that claim also constitutes the breach of any representation, warranty or covenant made by Sellers in this Agreement, Buyer agrees that it will look first to the Title Policies for recovery of such claim, and Buyer shall not assert any claim against Sellers for a breach of a representation, warranty or covenant with respect to such claim unless any such claim has been denied by the Title Company. This section shall survive Closing and delivery of the Deeds (as hereinafter defined).

3.3 Release of Mortgages. Except for real estate taxes and assessments not yet due and payable as of the Closing, and liens and other encumbrances that are Permitted Exceptions, all mortgages, liens and other encumbrances of ascertainable amounts incurred by, for, or on behalf of the Sellers and encumbering the Properties as shown on the Commitments shall be paid by Sellers at or prior to Closing and removed from the record by the Title Company.

SECTION 4 CONVEYANCE. On the Closing Date, Sellers shall convey title to the Properties by special or limited warranty deeds (collectively, the “Deeds” and individually a “Deed”), free and clear of all liens and encumbrances, except the following (collectively, the “Permitted Exceptions”): (i) all real estate taxes and assessments, both general and special, not yet due and payable; (ii) declarations, conditions, covenants, restrictions, easements, rights of way and other matters of record, including without limitation, those items shown on the subdivision plat of the Property, which are not objected to or waived by Buyer pursuant to Section 3.2 herein; (iii) zoning and building ordinances; (iv) the rights of tenants in possession as tenants only; and (v) those matters which would be disclosed by any accurate survey of the Property. Also on the Closing Date, Sellers shall transfer and assign its interest in and to that certain Centerpoint Ground Lease dated June 24, 2002, as amended (the “Tinsley Ground Lease”) by and between Harold Tinsley, as landlord and CAP Easely, LLC, as tenant, pursuant to an assignment of ground lease (the “Assignment of Ground Lease”) in recordable form, which shall, among other things, provide for: (i) an indemnification from Sellers to Buyer with respect to Sellers’ performance of any of its obligations under the Tinsley Ground Lease arising prior to the Closing Date; and (ii) an indemnification from Buyer to Sellers with respect to its performance of its obligations under the Tinsley Ground Lease on and after the Closing Date. Such indemnifications in the Assignment of Ground Lease shall survive Closing and shall not be limited by any of the limitations on other indemnifications set forth in this Agreement. Transfer of Sellers’ interest as landlord under the leases of the Properties set forth on Exhibit “C” attached hereto and made a part hereof (the “Leases”) shall be made by Assignment and Assumption Agreements (individually an “Assignment of Leases” and collectively the “Assignments of Leases”), substantially in the form of the Assignment of Leases attached hereto as Exhibit “D” and made a part hereof, to be executed by Sellers and Buyer effective as of the Closing Date. In addition, Sellers shall assign to Buyer at Closing all license agreements and other temporary occupancy agreements then in effect with respect to the Properties (collectively, the “Temporary Occupancy Agreements”). At Closing, Sellers shall also assign and convey to Buyer all personal property located upon the Properties and owned by Sellers and to the extent assignable all warranties, guaranties, indemnities and intangible rights associated with each of the Properties, if any, including the name used to identify each Property, such assignment to be made by appropriate instruments.

SECTION 5 PRORATIONS AND CLOSING COSTS.

5.1 Rents; Tenant Inducement Costs.

(a) Rents. All collected Rents shall be prorated between Sellers and Buyer as of the day prior to the Closing Date. Sellers shall be entitled to all collected Rents attributable to any period prior to but not including the Closing Date. Buyer shall be entitled to all Rents attributable to any period on and after the Closing Date. After Closing, Buyer shall make a good faith effort to collect any Rents not collected as of the Closing Date on Sellers’ behalf and to tender the same to Sellers upon receipt (which obligation of Buyer shall survive the Closing and not be merged therein), such effort to be limited to sending out Sellers’ billings therefor to the applicable tenant; provided, however, that all Rents collected by Buyer on or after the Closing Date shall first be applied to all amounts due under the Leases at the time of collection (i.e., current Rents and sums due Buyer as the current owner and landlord) with the balance (if any) payable to Sellers, but only to the extent of amounts delinquent and actually due Sellers. Buyer shall not have an exclusive right to collect the sums due Sellers under the Leases and Sellers hereby retain its rights to pursue claims against any tenant under the Leases for sums due with respect to periods prior to the Closing Date; provided, however, that Sellers: (i) shall be required to notify Buyer in writing of its intention to commence or pursue such legal proceedings; (ii) shall only be permitted to commence the pursuit of any legal proceedings after the date which is three (3) months after the Closing Date through the date nine (9) months after the Closing Date; and (iii) shall not be permitted to commence or pursue any legal proceedings against any tenant seeking eviction of such tenant or the termination of its Lease. The terms of the immediately preceding sentence shall survive the Closing Date and not be merged therein. “Rents” shall mean all base rents, additional rent and any tax and operating expense reimbursements and escalations due from the tenants of the Property under the Leases. For the avoidance of doubt, Sellers shall have the right to continue the pursuit of any legal proceeding commenced by Sellers in accordance with this Section 5.1, to its full adjudication or final resolution regardless of the date on which such full adjudication or final resolution occurs.

(b) Tenant Inducement Costs. Sellers shall be responsible for Tenant Inducement Costs (hereinafter defined) and entitled to or responsible for any leasing commissions, if any and as applicable, payable with respect to the Leases identified and as more particularly set forth on Exhibit “C”. Buyer shall be responsible for Tenant Inducement Costs and leasing commissions, if any, payable with respect to any Leases entered into after the Effective Date. For the purposes of the foregoing, “Tenant Inducement Costs” means any payment or inducement required to be paid or provided by landlord to tenant, including, without limitation, any tenant improvement allowances, free rent, landlord work and other like costs associated with delivering the applicable leased premises to any such tenant.

5.2 Property Operating Expenses and Taxes.

(a) Operating expenses for the Property shall be prorated as of 12:01 a.m. on the Closing Date. Sellers shall pay all utility charges and other operating expenses attributable to the Property to, but not including, the Closing Date (except for those utility charges and operating expenses payable by tenants for such tenant’s leased premises in accordance with the Leases) and Buyer shall pay all utility charges and other operating expenses attributable to the Property on or after the Closing Date. All utility charges and other operating expenses paid or payable by tenants in accordance with the Leases shall be allocated between Sellers and Buyer, with Sellers responsible for periods to the Closing Date and Buyer responsible for all periods from and following the Closing Date, and all applicable amounts to be trued up between Sellers and Buyer in accordance with this Subsection 5.2(a). Meters for all public utilities (including water) being used on the Property shall be ordered read by Sellers on the day of giving possession to Buyer, and Buyer shall arrange with such services and companies to have accounts opened in Buyer’s name beginning at 12:01 a.m. on the Closing Date. To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading. At least five (5) days prior to the Closing Date, Sellers shall deliver to Buyer a reconciliation statement of the operating expenses for the Property for the portion of the calendar year in which the Closing occurs that the Property was owned by Sellers. Sellers’ reconciliation statement shall include tenant invoice calculations and reasonable operating expense invoice back-up. Upon approval of the operating expense reconciliation statement, any amounts due from either Sellers or Buyer to the other shall be set forth on the settlement statement executed and delivered by the parties at Closing and no further proration with regard to operating expenses (other than Taxes, as more particularly described below) shall occur. Thereafter, Buyer shall be solely responsible for performing any operating expense reconciliations with tenants under the Leases with respect to the entire calendar year in which the Closing occurs. Sellers shall not assign to Buyer any deposits which Sellers have with any of the utility services or companies servicing the Property.

(b) Real estate taxes for the Property (“Taxes”) shall be prorated as of 12:01 a.m. on the Closing Date. Sellers shall pay Taxes attributable to the Property to, but not including, the Closing Date (except for those Taxes payable by tenants for such tenant’s leased premises in accordance with the Leases) and Buyer shall pay all Taxes attributable to the Property on or after the Closing Date. If the Closing occurs prior to the receipt by Sellers of the bill for Taxes for the calendar year in which the Closing occurs, Taxes shall be prorated for such calendar year based upon the prior year’s tax bill. After receipt of final bill for Taxes, Buyer shall promptly prepare and present to Sellers a calculation of the re-proration of such Taxes, based upon the actual amount of such Taxes charged to or received by the parties for the year or other applicable fiscal period. The parties shall make the appropriate adjusting payment between them within thirty (30) days after presentment to Sellers of Buyer’s calculation and appropriate back-up information. Buyer shall provide Sellers with appropriate backup materials related to the calculation. Notwithstanding the foregoing, any real estate tax refunds or rebates which apply to periods before the Closing Date shall remain the property of Sellers (subject to any obligations under the Leases to refund any prorated portion of any such refunds to applicable tenants), and Sellers shall have the right to pursue any appeals filed by Sellers prior to the Closing Date with respect to the current real estate tax assessments for the applicable Property. If Sellers are successful in any such tax appeal related to the calendar year in which the Closing occurs, Buyer and Sellers shall share in the cost of any such appeal and rebates or refunds in the same proportion as the proration of real taxes set forth on the settlement statement executed by the parties at Closing, and Sellers shall promptly refund to applicable tenants any sums owing on account of any such refund to such tenants pursuant to their Leases.

This Section 5.2 shall survive the Closing and not be merged therein.

5.3 Costs to be Paid by Sellers. Sellers shall pay or be charged with the following costs and expenses in connection with this transaction:

(a) the cost of: one half ( 1/2) of the cost of: the title examination, the Commitment, and the premium for the Title Policy for the Georgia Property, and the cost of any title endorsement offered by Seller and approved Buyer as a cure for any of Buyer’s title objections, in accordance with Section 3.2 above, provided that, the same shall not include, for the avoidance of doubt, the cost of any extended coverage endorsements;

(b) State transfer taxes and conveyance fees on the sale and transfer of each Property in accordance with the allocations of the Purchase Price as set forth on Exhibit “E”;

(c) one half ( 1/2) of all escrow charges and closing costs of the Title Company;

(d) the commission due to Broker (hereinafter defined); and

(e) the fees and expenses of Sellers’ attorney(s).

5.4 Costs to be Paid by Buyer. Buyer shall pay the following costs and expenses in connection with this transaction:

(a) one half ( 1/2) of the cost of: the title examination, the Commitment, and the premium for the Title Policy for the Georgia Property and the cost of: the title examination, the Commitment, and the premium for the Title Policy for the South Carolina Property;

(b) the cost of any endorsements to the Title Policies, including without limitation, the endorsements for extended coverage;

(c) one half ( 1/2) of all escrow charges and closing costs of the Title Company;

(d) the recording costs of the Deed and other conveyance documents;

(e) the costs of the Surveys, if obtained;

(f) all costs and expenses in connection with Buyer’s financing, including the filing of all documents necessary to complete such financing and any mortgage and similar taxes;

(g) all costs incurred by Buyer in connection with its due diligence or other activities related to the Property; and

(h) the fees and expenses of Buyer’s attorney(s).

5.5 Costs to be Paid in Accordance with Local Custom. All other closing costs not otherwise allocated pursuant to the foregoing Section 5.3 and Section 5.4 shall be allocated to and paid by Sellers or Buyer in accordance with the manner in which such costs are customarily paid by such parties in sales of similar property in the county in which each Property is located.

5.6 Security Deposits. At Closing all security deposits called for under the Leases to the extent not previously applied by Sellers (including, without limitation, application by Sellers against any accounts receivable from such tenants that are due Sellers), shall be credited to Buyer as a credit against the Purchase Price and shall be retained by Sellers free and clear of any and all claims on the part of tenants. The current list of the unapplied security deposits under the Leases is set forth on Schedule 5.6. From and after Closing, Buyer shall be responsible for maintaining as security deposits and other deposits the aggregate amount so credited to Buyer in accordance with all applicable laws, rules and regulations, and in accordance with the provisions of the Leases relevant thereto. This Section 5.6 shall survive the Closing and not be merged therein.

SECTION 6 POSSESSION AND CLOSING.

6.1 Closing. The transaction contemplated herein shall be closed at or through the office of the Escrow Agent on October 17, 2011, unless otherwise mutually agreed in writing by the Sellers and Buyer. The time and date of such closing is referred to herein as the “Closing Date” or the “Closing”.

6.2 Sellers’ and Buyer’s Closing Deliveries.

(a) To effect the Closing, Sellers shall deliver to the Escrow Agent (except as otherwise provided below in this Section 6.2(a)) the following: (i) the Deeds and the Assignment of Ground Lease, (ii) signed counterparts of the Assignments of Leases, as well as assignments of Sellers’ interest in the Temporary Occupancy Agreements, if any, (iii) certificates and affidavits of non-foreign status from each of the Sellers, (iv) completed 1099-S requests for taxpayer identification numbers and certifications and acknowledgments, (v) owner’s affidavits in the form attached hereto as Exhibit “B”, in support of the issuance of the Title Policies, (vi) signed notices to all tenants and other occupants of the Property, substantially in the form of Exhibit “F” attached hereto and made a part hereof, advising them of the sale of the Property and directing them where to send all future rent and notices, (vii) resolutions of Sellers authorizing the sale of the Property pursuant to this Agreement and the authority of the officer executing the closing documents on behalf of Sellers; (viii) valid assignments to Buyer of Sellers’ rights, if any, to the names “Southampton Village”, “Center Pointe Plaza” and “Centerpoint Plaza”, and to the extent assignable, in and to any and all warranties, guaranties, indemnifications and intangible property, if any, owned by Sellers with respect to each of the Properties, same to be in substantially the form of Exhibit “G” attached hereto and made a part hereof, (ix) a settlement statement with respect to the Closing, (x) a “bring down” certificate as to the representations and warranties made by Sellers herein advancing the dates of the same to the Closing Date, (xi) such other closing documents as may be reasonably necessary to consummate the transactions contemplated herein, and (xii) copies to Buyer of all notice letters terminating the service agreements (not otherwise surviving Closing), as referenced in Section 9.1(a)(xiv) below.

(b) To effect the Closing, Buyer shall deliver to Escrow Agent: (i) signed counterparts of the Assignments of Leases, (ii) a settlement statement with respect to the Closing, and (iii) such other closing documents as may be reasonably necessary to consummate the transactions contemplated herein.

(c) Unless otherwise provided herein, all documents and funds necessary for Closing shall be deposited in escrow on or prior to the Closing Date. At Closing, the Title Company shall: (i) deliver the Deeds to Buyer by filing the Deeds for record in the public records for the jurisdiction in which the Properties are located; (ii) pay to Sellers the Purchase Price less the Earnest Deposit and any credits to which Buyer is entitled; (iii) issue the Title Policies; and (iv) charge Sellers and Buyer for the closing costs as set forth in Section 5 above. Sellers shall deliver exclusive possession of the Property to Buyer at the Closing, subject to the rights of any parties under the Permitted Exceptions.

6.3 Covenants of Sellers Pending Closing.

(a) Sellers shall not modify, cancel, extend or otherwise change in any manner, the terms, covenants or conditions of any insurance policy insuring the Property, or the Leases, nor enter into any contracts for services or otherwise that may be binding upon the Property or upon Buyer, nor shall any easements be created or any licenses given on the Property, nor shall any legal action be taken in connection with respect to the Property, nor enter into any new leases of space in the Property, without the express prior written consent of Buyer, which consent may be granted or denied in Buyer’s sole discretion. Buyer agrees to deliver to Sellers such consent or refusal of consent, in writing (and in the event Buyer refuses consent, Buyer shall include with such written refusal, with reasonable specificity, Buyer’s reasons for refusing consent), within three (3) business days after receipt of a written request from Sellers seeking any such consent. In the event Buyer fails to deliver to Sellers such consent or refusal of consent (including Buyer’s reasons therefore), in writing, within three (3) business days after receipt of a written request from Sellers seeking any such consent, Buyer shall be deemed to have consented, in all respects, to any and all matters set forth in the written request from Sellers.

(b) From the Effective Date through the Closing Date, Sellers shall continue to operate the Property in substantially the same manner as Sellers have prior to the Effective Date.

(c) In the event the parties consummate the transaction contemplated by this Agreement, Sellers and Buyer shall, and hereby covenant and agree to, be responsible for their respective Tenant Inducement Costs and leasing commissions as provided in Section 5.1(b). All of the obligations of Sellers and Buyer under this Section shall survive Closing.

(d) It is understood that Publix Super Markets, Inc., a Florida corporation (“Publix”), is a tenant in each of the Properties and previously held rights of first offer or rights of first refusal, as applicable, to purchase each of the Properties. Publix has irrevocably and unconditionally waived it rights of first offer and rights of first refusal, as applicable, pursuant to certain waiver letters, true and complete copies of which are attached hereto on Exhibit “H” and made a part hereof. Buyer acknowledges the receipt of such waiver letters and agrees that any such prior rights of first offer or refusal previously held by Publix have been adequately waived and shall not prohibit Buyer and Sellers from consummating the transactions contemplated in this Agreement.

6.4 Required Estoppels & SNDAs. Sellers shall use its commercially reasonable efforts to provide tenant estoppel certificates (“Tenant Estoppels”) and subordination, non-disturbance and attornment agreements (“SNDAs”) from all of the tenants under the Leases. At a minimum, as a condition precedent to Buyer’s obligation to close the transaction contemplated hereunder, Buyer shall receive: (i) Tenant Estoppels from Publix for each of the Properties (the “Publix Estoppels”) in form and substance substantially similar to the applicable form of Estoppel Certificate attached to the Publix Leases; (ii) SNDAs from Publix for each of the Properties in form and substance substantially similar to the applicable form of Subordination, Non-Disturbance and Attornment Agreement attached to the respective Publix Leases and an SNDA from each of the tenants under the Leases set forth on Schedule 6.4 (collectively such SNDAs, the “Required SNDAs”); provided, that, Buyer shall bear any actual third-party costs incurred by Sellers in connection with Sellers’ efforts to obtain the Required SNDAs (such costs to be limited to the usual and customary expenses of obtaining SNDAs from tenants at a shopping center and excluding any consideration requested to be paid to any of the tenants not otherwise expressly set forth in the respective lease); and (iii) Tenant Estoppels from tenants from each of the Properties

(exclusive of the Tenant Estoppels delivered pursuant to subclause (i) of this Section 6.4), representing seventy-five percent (75%) of the remaining open and occupied gross leasable area of each of the Properties that is subject to Leases with a term of more than twelve (12) months (the “Threshold”). The form of Tenant Estoppels shall be substantially in the forms of Exhibit “I-1” attached hereto and made a part hereof and otherwise not alleging any default under the applicable Lease and confirming the material business terms thereof; provided, however, that if any tenant is required or permitted under the terms of its Lease to provide less information or to otherwise make different statements in a certification of such nature than are set forth on Exhibit “I-1”, then Buyer shall accept any modifications made to such tenant estoppel to the extent that such changes are consistent with the minimum requirements set forth in such tenant’s lease. The form of SNDAs shall be substantially in the forms of Exhibit “I-2” attached hereto and made a part hereof; provided, however, that if any tenant is required or permitted under the terms of its Lease to supply its own form of SNDA or otherwise to agree only to certain provisions relating to the matters covered by the SNDA form on Exhibit “I-2”, then Buyer shall accept the same as being in compliance with the terms hereof. In the event Seller has been unable to: (y) obtain the Publix Estoppels; and (z) meet the Threshold, on or prior to the Closing Date, Sellers shall have the right, upon written notice to Buyer, to extend the Closing Date for a period of up to ten (10) days in order to obtain any of the same. Sellers may, but shall not be obligated to, deliver Seller estoppel certificates (“Seller Estoppels”) to satisfy the Threshold, but shall not be permitted to deliver Seller Estoppels to satisfy the requirements for the Publix Estoppels. The Seller Estoppels shall state the economic terms of the Leases, as well as state whether or not, to Seller’s knowledge, Seller has delivered to, or received from, any such tenants, a written notice of default, which default remains uncured as of the date of such Seller Estoppel. In the event Seller delivers any Seller Estoppels, such Seller Estoppels shall survive the Closing until the earlier to occur of: (1) the date that any such Seller Estoppel is replaced with the applicable Tenant Estoppel, and (2) two hundred seventy (270) days. Any claim by Buyer under any such Seller Estoppel must be asserted within such two hundred seventy (270) day period. If, as of the Closing Date, Buyer has not received the Publix Estoppels, the Required SNDAs and a sufficient number of Tenant Estoppels and/or Seller Estoppels to meet the requirements of this Section 6.4, then Buyer shall have the right to either: (i) terminate this Agreement, in which event the Earnest Deposit shall be returned to Buyer, and neither Buyer nor Seller shall have any further rights or obligations hereunder, except for those obligations which are expressly stated in this Agreement to survive any termination of this Agreement, or (ii) waive such requirement and proceed to Closing without a reduction in the Purchase Price.

6.5 Additional Estoppels. Sellers shall use its commercially reasonable efforts to provide estoppel certificates (the “Additional Estoppels”) for the agreements identified on Schedule 6.5. The Additional Estoppels shall be in form and substance as may be required under the respective agreement; provided, that, in the absence of any such requirements, the Additional Estoppels shall be substantially in the form on Exhibit “I-3”, attached hereto and a made a part hereof. Buyer acknowledges and agrees that the delivery of Additional Estoppels for the agreements identified on Schedule 6.5 shall not be a condition to Closing; provided, however, Sellers agree that in the event they are unable to deliver an Additional Estoppel for the Tinsley Ground Lease on or before the Closing, Sellers shall provide a Seller Estoppel for the Tinsley Ground Lease in lieu thereof.

SECTION 7 CONDITION OF PROPERTY.

7.1 “AS-IS” CONDITION. BUYER HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT BUYER WILL HAVE, AS OF CLOSING, THOROUGHLY INSPECTED AND EXAMINED THE STATUS OF TITLE TO THE PROPERTY AND THE PHYSICAL CONDITION OF THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY BUYER IN ORDER TO ENABLE BUYER TO EVALUATE THE PURCHASE OF THE PROPERTY. BUYER HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, BUYER IS RELYING SOLELY UPON THE

INSPECTION, EXAMINATION, AND EVALUATION OF THE PHYSICAL CONDITION OF THE PROPERTY BY BUYER AND THAT BUYER IS PURCHASING, AND AT CLOSING WILL ACCEPT, THE PROPERTY ON AN “AS IS,” “WHERE IS” AND “WITH ALL FAULTS” BASIS, WITHOUT REPRESENTATIONS, WARRANTIES AND/OR COVENANTS, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT. BUYER ACKNOWLEDGES THAT SELLERS HAVE MADE NO AGREEMENT TO ALTER, REPAIR OR IMPROVE THE PROPERTY.

Buyer’s Initials:

Except as specifically set forth in this Agreement, Buyer acknowledges and agrees that it has not (and shall not) rely upon any statement and/or information from whomsoever made or given (including, but not limited to, any broker, attorney, agent, employee or other person representing or purporting to represent Sellers) directly or indirectly, verbally or in writing, and Sellers are not and shall not be liable or bound by any such statement and/or information.

Except as specifically set forth in this Agreement, Sellers specifically disclaim any representation, warranty or guaranty with respect to the Property, express or implied, including, but not limited to, any representation or warranty as to the Property’s condition, fitness for a particular purpose, quality, freedom from defects or contamination (whether or not detectable by inspection), compliance with zoning or other legal requirements or as to the availability or existence of any utility or other governmental or private services or as to the amount of taxes assessed to the Property.

7.2 Release of Claims Under Environmental Laws. Buyer, on behalf of itself and any future owners and occupants of the Property affiliated with Buyer, hereby waives and releases Sellers to the fullest extent permitted by law from any claims for recovery of costs associated with conduct of any voluntary action or any remedial responses, corrective action or closure under any applicable federal, state or local environmental laws (“Environmental Laws”). For purposes of this Agreement, the term “Environmental Laws” shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq. and the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., as amended from time to time; and any similar applicable federal, state and local laws and ordinances and the regulations and rules implementing such statutes, laws and ordinances. The foregoing waiver and release shall be set forth in the Deed and shall be binding on any future owners and occupants of the Property affiliated with Buyer.

SECTION 8 DUE DILIGENCE.

8.1 Sellers’ Due Diligence Materials. Sellers and Buyer acknowledge that prior to the date hereof, Sellers provided to Buyer and Buyer received from Sellers the due diligence materials as identified on Schedule 8.1, attached hereto (“Due Diligence Material”). Sellers, however, shall not be required to update the Due Diligence Material or provide any such Due Diligence Material that is not in Sellers’ custody or control. Further, Sellers make no representation or warranty regarding the accuracy of the information contained in the Due Diligence Material and Sellers shall have no obligation or liability with respect to any of the Due Diligence Material. Any costs associated with the Due Diligence Material beyond the first copy provided to Buyer will be at Buyer’s expense.

8.2 Entry. During the period commencing on the Effective Date and continuing until the earlier to occur of Closing or termination of this Agreement, Sellers shall permit Buyer and Buyer’s representatives to enter the Property at any time for the purpose of conducting inspections and investigations reasonably required by Buyer (collectively, the “Inspections”). Buyer shall promptly repair any damage to the Property attributable to the conduct of the Inspections, and upon such repair shall promptly return the Property to substantially the same condition as existed prior to the conduct thereof. No on site Inspections shall be conducted without twenty-four (24) hours advance notice (delivered via e-mail, anything herein contained to the contrary notwithstanding) to Sellers. Sellers shall have the right to have a representative present at all on site Inspections. Any such Inspection shall be subject to any limitation under the Leases and shall be performed in a manner which does not interfere with the use, operation, or enjoyment of the Property, including, but not limited to, the rights of any tenant on the Property. Buyer hereby agrees to indemnify, defend and hold harmless Sellers from and against any losses, liabilities, damages, costs or expenses incurred by Sellers as a result of Buyer’s exercise of the right of inspection granted under this Section. Buyer acknowledges and agrees that any such Inspections conducted by Buyer or Buyer’s agents and representatives shall be solely at the risk of Buyer. Buyer shall carry commercial general liability insurance covering all activities conducted by Buyer, its agents, contractors and engineers on the Property. Such insurance shall have limits of not less than One Million and 00/100 Dollars ($1,000,000.00) for personal injury to or death of any one person, Two Million and 00/100 Dollars ($2,000,000.00) for personal injury to or death of any number of persons in any one accident and One Million and 00/100 Dollars ($1,000,000.00) for property damage, and shall name Sellers as additional insureds. Prior to any entry onto the Property by Buyer or its agents or representatives, and as a condition to Buyer’s right to enter onto the Property, Buyer shall provide proof of such insurance to Sellers. All of the obligations of Buyer under this Section shall survive Closing or the termination of this Agreement.

8.3 Confidentiality. Buyer agrees that it shall treat all reports obtained in connection with its inspections and investigations of the Properties (the “Reports”), as confidential materials and shall not disclose any portion thereof except: (i) to the extent necessary in connection with its evaluation of the Property; (ii) to the extent required by law, rule, regulation, statute, ordinance, court or administrative agency order and/or in connection with the enforcement of this Agreement; (iii) to Buyer’s mortgage lender(s) or investors, if any, attorneys, accountants and other professional advisors involved in the transaction contemplated by this Agreement; or (iv) with the express written consent of Sellers. Notwithstanding any provision in this Agreement to the contrary, neither Buyer nor Buyer’s agents shall contact any governmental authority regarding Buyer’s discovery of any Hazardous Substances (as hereinafter defined) on, or any environmental conditions at, the Property without Sellers’ prior written consent thereto except if required to do so by applicable law, rule, regulation, statute, ordinance, court or administrative agency order. In addition, if Sellers’ consent is obtained by Buyer, Sellers shall be entitled to receive at least five (5) business day’s prior written notice of the intended contact and to have a representative present when Buyer has any such contact with any governmental official or representative. For the purposes of this Agreement, the term “Hazardous Substances” shall have the same definition as is set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq. (the “Superfund Act”); provided, however, that the definition of the term “Hazardous Substances” shall also include (if not included within the definition contained in the Superfund Act) petroleum and related byproducts, hydrocarbons, radon, asbestos, urea formaldehyde and polychlorinated biphenyl compounds. Buyer agrees that Sellers may seek injunctive relief to prevent or limit an unauthorized disclosure of the Due Diligence Material and Reports and also may pursue any other remedies available under law or equity as a result of a breach or anticipated breach of this Section. All of the obligations of Buyer under this Section shall survive the termination of this Agreement.

SECTION 9 REPRESENTATIONS AND WARRANTIES.

9.1 By Sellers.

(a) Sellers represent and warrant to Buyer as of the Effective Date that:

(i) each is a limited liability company duly organized and validly existing under the laws of the State of Delaware;

(ii) each has the capacity and authority to execute this Agreement and perform the obligations of Sellers under this Agreement. All action necessary to authorize the execution, delivery and performance of this Agreement by Sellers have been taken and such action has not been rescinded or modified;

(iii) to the best knowledge of Sellers, the execution and delivery of this Agreement and performance by Sellers will not conflict with or result in a violation of, or breach of, or constitute a default under, any law or administrative regulation or any of the terms, conditions or provisions of any judgment, decree, loan agreement, bond, note, resolution, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party and which affects the Property;

(iv) each is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code;

(v) to Sellers’ actual knowledge, no Seller is holding any security deposit except as set forth on Schedule 5.6;

(vi) Sellers are not subject to any judgment or decree of a court of competent jurisdiction or governmental agency that would limit or restrict Sellers’ right to enter into and carry out this Agreement;

(vii) neither the execution of this Agreement nor the consummation of the transactions contemplated herein by Sellers will constitute a breach under any contract or agreement to which Sellers are a party or by which Sellers are bound or affected;

(viii) no consent or approval of any third party (including, without limitation any governmental authority) is or was required in connection with Sellers’ execution and delivery of this Agreement or its consummation of the transaction contemplated herein;

(ix) except as disclosed on Schedule 9.1(a)(ix), Sellers have received no written notice within the twelve (12)-month period prior to the Effective Date that there is any action, suit or proceeding pending or threatened (in writing) against Sellers or the Property, which would materially and adversely affect the use and operation of the Property or that is not covered by insurance;

(x) Sellers have received no written notice within the twelve (12)-month period prior to the Effective Date of any condemnation or similar proceeding affecting the Property;

(xi) except as disclosed on Schedule 9.1(a)(xi), Sellers have received no written notice within the twelve (12)-month period prior to the Effective Date of any violation of any laws at the Property, which remains uncured or unaddressed;

(xii) to Sellers’ knowledge, Exhibit “C” includes all of the Leases, and except as otherwise set forth in the Leases or provided for in Schedule 9.1(a)(xii), no tenants of the Properties are entitled to any concessions, rebates, allowances, or free rent for any period after the Closing and none of the Leases or other instruments that will be assigned to Buyer at Closing provide for commissions payable by the owner of the Property that have not yet been paid by Seller.

(xiii) the annual operating statements for the Properties for 2008, 2009 and 2010 and the quarterly operating statements for the first and second quarter of 2011 are, to the knowledge of Sellers, true and correct in all material respects, subject to adjusting entries in accordance with Generally Accepted Accounting Principles (GAAP) and consistent with the regular course of business of Sellers;

(xiv) to Sellers’ knowledge, and except as provided for in Schedule 9.1(a)(xiv), no service agreement (to the extent in effect as of the Effective Date) relating to the operation and maintenance of the Property shall survive Closing and such Schedule 9.1(a)(xiv) sets forth a complete list of all service agreements relating to the operation and maintenance of the Properties which shall not survive Closing; and

(xv) to Sellers’ knowledge, Sellers have no employees at the Properties.

(b) In the event that any representation or warranty by Sellers are not accurate as of the Closing Date, Buyer, as its sole and exclusive remedy, shall have the right to terminate this Agreement, in which event the Earnest Deposit shall be returned to Buyer by the Title Company, Sellers shall pay for any title and survey fees, and neither party hereto shall have any further obligations hereunder except for such obligations and indemnities which expressly survive the termination of this Agreement, and Buyer expressly waives the right to sue Sellers for damages. As used in this Agreement, any and all references to “Sellers’ knowledge,” “Sellers’ actual knowledge” or phrases of similar import shall mean the conscious awareness of facts or other relevant information, without investigation or inquiry, by Timothy Lordan with respect to each Property, Michael Thomas only with respect to the South Carolina Property and Don Jurenek only with respect to the Georgia Property.

(c) From and after the Closing, but subject to the terms of this paragraph, Sellers shall indemnify and hold Buyer, its affiliates, members and partners, and the partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by any such indemnified party in connection with any and all losses, liabilities, claims, damages and expenses (collectively, “Losses”), arising out of, or in any way relating to the material or adverse breach of any representation or warranty of Seller contained in this Agreement and not known as of Closing. The foregoing indemnity shall be deemed to include actual Losses only, and not punitive, indirect or consequential damages. In the event Buyer becomes aware of any such Losses or the likelihood of such Losses, Buyer shall give prompt written notice to Seller and Seller shall have the right and opportunity to defend against such Losses with counsel selected by Seller. In no event shall Sellers be liable for any Losses relating to any breach of any representation or warranty contained herein, if and to the extent that Buyer had actual knowledge of such breach prior to Closing, and Buyer elects to proceed to Closing notwithstanding same. Buyer acknowledges and agrees that (i) Seller shall have no liability to Purchaser for any Losses unless claims of Losses exceed, individually or collectively in the aggregate, Fifty Thousand and 00/100 Dollars ($50,000.00) (the “Floor”), in which event the full amount of such valid claims shall be actionable, up to the Cap (defined below), (ii) recovery against Sellers for any Losses shall be limited in all events to Three Hundred Forty Thousand and 00/100 Dollars ($340,000.00) in the aggregate (the “Cap”), (iii) in no event shall Purchaser be entitled to seek or obtain consequential, indirect or punitive or other damages, and (iv) in no event shall any claim for Losses be made subsequent to the date two hundred and seventy (270) days from and after Closing (such period of time, the “Sunset Period”). The foregoing Floor and Cap and Sunset Period shall apply to the indemnification provided by Sellers in the Assignment of Leases, but shall not apply to the indemnification provided by Sellers in Section 11 below.

9.2 By Buyer.

(a) Buyer represents and warrants to Sellers as of the Effective Date that:

(i) Buyer is duly created and validly existing pursuant to the laws of the jurisdiction of its organization and is duly qualified to do business in the jurisdiction in which the Property is situated if and to the extent that such qualification is required.

(ii) Buyer has the capacity and authority to execute this Agreement and perform the obligations of Buyer under this Agreement. All action necessary to authorize the execution, delivery and performance of this Agreement by Buyer has been taken, and such action has not been rescinded or modified. Upon the execution of this Agreement, this Agreement will be legally binding upon Buyer and enforceable against Buyer in accordance with all of its provisions. The person signing this Agreement on behalf of Buyer has been duly authorized to sign and deliver this Agreement on behalf of Buyer.

(iii) Buyer is not subject to any judgment or decree of a court of competent jurisdiction or governmental agency that would limit or restrict Buyer’s right to enter into and carry out this Agreement.

(iv) Neither the execution of this Agreement nor the consummation of the transactions contemplated herein by Buyer will constitute a breach under any contract or agreement to which Buyer is a party or by which Buyer is bound or affected.

(v) No consent or approval of any third party (including, without limitation any governmental authority) is or was required in connection with Buyer’s execution and delivery of this Agreement or its consummation of the transaction contemplated herein.

(vi) None of the funds to be used for payment by Buyer of the Purchase Price will be subject to 18 U.S.C. §§ 1956-1957 (Laundering of Money Instruments), 18 U.S.C. §§ 981-986 (Federal Asset Forfeiture), 18 U.S.C. §§ 881 (Drug Property Seizure), Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001, or the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (the “USA Patriot Act”).

(vii) Buyer is not, and will not become, a person or entity with whom U.S. persons are restricted from doing business with under the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action.

(b) Buyer shall fully disclose to Sellers, immediately upon Buyer’s becoming aware of its occurrence, any change in facts or circumstances of which Buyer becomes aware prior to the Closing Date that may materially or adversely contradict the representations and warranties set forth above. In the event that any representation or warranty by Buyer is not accurate as of the Closing Date, Sellers, as its sole and exclusive remedy, shall have the right to terminate this Agreement, in which event the Earnest Deposit shall be returned to Buyer by the Title Company and neither party hereto shall have any further obligations hereunder except for such obligations and indemnities which expressly survive the termination of this Agreement, and Sellers expressly waive the right to sue Buyer for damages.

SECTION 10 DEFAULT.

10.1 Sellers Default. Notwithstanding any provision in this Agreement to the contrary, if Closing does not occur by reason of a material default by Sellers which continues for ten (10) days after written notice from Buyer, then Buyer shall have the right, as its sole and exclusive remedies at law and in equity, either (a) to terminate this Agreement, in which event Buyer shall receive a prompt refund of the Earnest Deposit and neither of the parties hereto shall have any further rights or obligations hereunder except for obligations that specifically survive the termination, or (b) to specific performance of Sellers’ obligations hereunder, provided, that: (i) any action brought by Buyer for specific performance be commenced within sixty (60) days from Buyer’s right to pursue such remedy; and (ii) in the event that such default is of a nature that Buyer shall not be able to obtain specific performance (e.g., Sellers have conveyed the Property to a bona fide third party for value who takes without knowledge of this Agreement), then Buyer shall be entitled to reimbursement from Sellers of all third party out of pocket costs and expenses incurred in connection with the transaction contemplated hereby, but not in excess of Fifty Thousand and 00/100 Dollars ($50,000.00) in the aggregate, and Buyer shall be entitled, notwithstanding the foregoing, to maintain an action for damages against Sellers to collect the same should Sellers fail to pay the same within 30 days after delivery to Sellers of an itemized statement therefor together with reasonable supporting documentation evidencing such costs and expenses. No other remedy or relief shall be available to Buyer, and Buyer hereby waives any and all other remedies. The limitation on remedies set forth in this Section 10.1 shall not apply to any indemnities, covenants or obligations of Sellers, if any, which expressly survive either the termination of this Agreement or Closing, as set forth herein.

10.2 Buyer Default. Notwithstanding any provisions of this Agreement to the contrary, if Buyer fails to close this transaction for ten (10) days after written notice from Sellers, for reasons other than Sellers’ default or the failure of any of the express conditions to Buyer’s performance, then this Agreement shall terminate, and the Earnest Deposit shall be delivered to Sellers as agreed-upon liquidated damages as Sellers’ sole remedy. Sellers and Buyer acknowledge that: (i) it would be impossible to accurately determine Sellers’ damages in the event of Buyer’s default; (ii) the Earnest Deposit is fair and equitable; and (iii) Sellers expressly waive the right to exercise any and all other rights available at law or in equity. The limitation of damages set forth herein shall not apply to any indemnities, covenants or obligations of Buyer which expressly survive either the termination of this Agreement or Closing, for which Sellers shall be entitled to all rights and remedies available at law or in equity.

SECTION 11 BROKERS. Buyer and Sellers each represent and warrant that they have not been represented by any broker in connection with the sale of the Property other than CB Richard Ellis (“Broker”), who has represented Sellers, and no commissions or fees are due to any other broker or finder by reason of either party’s actions in this matter other than such commissions or fees due Broker. Sellers shall pay Broker such commissions or fees pursuant to a separate commission agreement. The terms and conditions of this Agreement shall supersede all terms and conditions of any separate commission agreement with Sellers. Buyer and Sellers shall each be responsible for all liability, if any, for any broker or finder fees payable with respect to the sale of the Property that are attributable to its actions (except that the foregoing shall not be read to mean that Buyer shall be obligated in any way to pay Broker a commission or fee, all of the same being payable by Sellers). Sellers and Buyer shall and do each hereby indemnify, defend and hold harmless the other from and against the claims, demands, actions and judgments of any and all brokers, agents and other persons or entities alleging a commission, fee or other payment to be owing by reason of their respective dealings, negotiations or communications in connection with this Agreement or the purchase and sale of the Property, provided that Buyer shall not be deemed to have indemnified Sellers pursuant to the foregoing for such commissions or fees due Broker. The indemnity obligations in this Section shall survive the termination of this Agreement or the Closing.

SECTION 12 EMINENT DOMAIN. In the event of the taking of the Property, either total or partial, by eminent domain for any public or quasi-public use, or if notice of intent of a taking or a sale in lieu of taking is received by Sellers or Buyer, at or prior to the Closing, Buyer shall have the right, to be exercised within thirty (30) days after notice of such taking by written notice to Sellers, to terminate this Agreement, in which event Buyer shall receive the Earnest Deposit and neither of the parties hereto shall have any further rights or obligations hereunder except for obligations that specifically survive the termination. In the event this Agreement is not terminated, Buyer shall consummate this transaction on the Closing Date (with no reductions in the Purchase Price), and Buyer shall be entitled to participate in any such condemnation or eminent domain proceedings and to receive all of the proceeds attributable to any portion of the Property to be conveyed to Buyer.

SECTION 13 CASUALTY. If prior to the Closing Date, more than ten percent (10%) of any one of the building(s) comprising any one of the Properties, is destroyed by fire or other casualty, Sellers shall notify Buyer in writing of such fact (which writing shall detail the amount of insurance recoverable) and Buyer shall have the option to terminate this Agreement upon notice to Sellers given within thirty (30) days after Buyer’s receipt of Sellers’ written notice aforesaid. Upon such termination, the Escrow Agent shall return the Earnest Deposit to Buyer, this Agreement shall terminate, and neither Buyer nor Seller shall have any further rights or obligations hereunder, except for those obligations which are expressly stated in this Agreement to survive any termination of this Agreement. In the event Buyer does not so elect to terminate this Agreement as aforesaid, or there is damage to or destruction of less than ten percent (10%) of the Property, Sellers shall assign to Buyer any insurance claims, upon the written consent of the applicable insurer, and the amount of any deductible shall be subtracted from the Purchase Price and Buyer shall acquire the Property pursuant to this Agreement without any other reduction in the Purchase Price. In the event the applicable insurer will not consent to the assignments of any insurance claim to Buyer, Sellers shall pursue the applicable insurance claim on behalf of Buyer (and Buyer shall assist Sellers as reasonably requested by Sellers) and will turn over insurance proceeds from such claim to Buyer, less any actual expenses of Sellers’ pursuit of such insurance claim, upon Sellers’ receipt of same.

SECTION 14 MISCELLANEOUS.

14.1 Governing Law. This Agreement shall be governed by the laws of the State of Ohio, without regard to rules regarding conflicts of laws.

14.2 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

14.3 Entire Agreement. This Agreement, together with the attached exhibit(s), contains all of the terms and conditions of the agreement between the parties hereto, and any and all prior and contemporaneous oral and written agreements are merged herein.

14.4 Modifications and Waivers. This Agreement cannot be changed nor can any provision of this Agreement, or any right or remedy of any party, be waived orally. Changes and waivers can only be made in writing, and the change or waiver must be signed by the party against whom the change or waiver is sought to be enforced. Any waiver of any provision of this Agreement, or any right or remedy, given on any one or more occasions shall not be deemed a waiver with respect to any other occasion.

14.5 Parties Bound. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, successors, and assigns of the parties hereto.

14.6 Assignment. Buyer may not assign its rights and obligations under this Agreement without Sellers’ prior written consent; provided, however, at and concurrently with a Closing hereunder, Buyer may assign its rights and obligations under this Agreement without the consent of Sellers to one or more entities hereafter to be created, provided and on the condition that: (i) Buyer shall have given Sellers written notice of the assignment and the identity of the assignees at least seven (7) days prior to Closing, (ii) Buyer or a principal of Buyer shall own a controlling interest in the assignee; and (iii) such assignees shall have assumed Buyer’s obligations hereunder by written instruments of assumption. Notwithstanding any such assignment, Buyer shall nevertheless remain liable for all of Buyer’s obligations hereunder.

14.7 Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be deemed given when made by: electronic mail transmission followed by another permitted means of delivery, personal delivery, next or second business day by delivery by a nationally recognized overnight courier, facsimile followed by another permitted means of delivery, all addressed as set forth below. Notice shall be deemed given on the date on which the notice is received by a party in the case of electronic mail transmission, personal delivery or facsimile, or on the next or second (whichever is applicable) business day immediately following receipt by the courier, in the case of an overnight courier:

If to Sellers:	DDR Corp.
3300 Enterprise Parkway
Beachwood, Ohio 44122
Attn: Timothy Lordan, Senior Vice President
Email: tlordan@ddr.com
FAX: (216) 755-1509

With copy to:	DDR Corp.
3300 Enterprise Parkway
Beachwood, Ohio 44122
Attn: Associate General Counsel
Email: kpatel@ddr.com
FAX: (216) 755-1666

And copy to:	Kirkland & Ellis LLP
300 N. LaSalle Street
Chicago, Illinois 60654
Attn: Jeffrey S. Rheeling, Esq.
Email: Jeffrey.rheeling@kirkland.com
FAX: (312) 862-2200

If to Buyer:	The Phillips Edison Group LLC
11501 Northlake Drive
Cincinnati, Ohio 45249
Attn: Joel Staffilino
Email: jstaffilino@phillipsedison.com
FAX: (513) 554-1009

With copy to:	The Phillips Edison Group LLC
175 E. 400 South, Suite 402
Salt Lake City, Utah 84111
Attn: Hal Scudder
Email: hscudder@phillipsedison.com
FAX: (801) 521-6952

And copy to:	Honigman Miller Schwartz and Cohn LLP
39400 Woodward Avenue
Suite 100
Bloomfield Hills, Michigan 48304-5151
Attn: J. Adam Rothstein, Esq.
Email: arothstein@honigman.com
FAX: (248) 566-8479

14.8 Section Headings. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

14.9 Severability. If one or more of the provisions of this Agreement or the application thereof shall be invoked, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or any other application thereof shall in no way be affected or impaired.

14.10 Time of the Essence. The parties agree that time is of the essence and that the failure of a party hereto to perform any act on or before the date specified herein for performance thereof shall be deemed cause for the termination hereof by the other party, without prejudice to other remedies available for default hereunder.

14.11 Confidentiality. Without the prior written consent of the other party, neither Sellers nor Buyer will disclose to any person, other than their legal counsel or a proposed lender, either the fact that this Agreement has been entered into or any of the terms, conditions or other facts with respect thereto, including the status thereof; provided, that, either party hereto may make such disclosure (including the filing of a copy of this Agreement) if compelled by court order or to comply with the requirements of any law, governmental or administrative agency rule, order or regulation or in connection with the enforcement of the terms and conditions hereof.

14.12 Further Action. The parties hereto shall at any time, and from time to time on and after the Closing Date, upon the request of either, do, execute, acknowledge and deliver all such further acts, deeds, assignments and other instruments as may be reasonably required for the consummation of this transaction.

14.13 Construction. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties hereto, it being recognized that both Sellers and Buyer have contributed substantially and materially to the preparation of this Agreement.

14.14 No Recording. Neither this Agreement nor any memorandum or short form thereof may be recorded by Buyer except in connection with filings with the Securities and Exchange Commission required of Buyer by applicable law, rule or regulation or court or administrative agency order.

14.15 Third Party Beneficiary. The provisions of this Agreement are not intended to benefit any parties other than Sellers and Buyer.

14.16 Enforcement. If either party hereto shall engage an attorney in connection with any action or proceeding to enforce this Agreement, the prevailing party in such action or proceeding shall be entitled to recover its reasonable litigation expenses to the fullest extent permitted by law. In the event a different party is the prevailing party on different issues, the litigation expenses shall be apportioned in proportion to the value of the issues decided for and against the party.

14.17 1031 Exchange. If so requested by either party, the other party will cooperate in structuring and completing this transaction for the requesting party so as to affect a like kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended. In particular, such other party will consent to the assignment by the requesting party prior to the Closing hereunder of its rights hereunder to a “qualified intermediary” or other third party for such purposes. The foregoing notwithstanding, in connection with any such exchange, neither party shall have any obligation to acquire title to any real property nor to enter into any contract: (i) that may create or impose upon such party any non-monetary obligation or negative covenant; (ii) that does not provide that the sole and exclusive remedy of any seller for a breach shall be to retain as liquidated damages the deposit paid to said seller; or (iii) that requires such party to execute any mortgage, deed of trust or similar financing instrument. It is further agreed that: (1) neither party shall assume any responsibility for the tax consequences to any other party arising out of any exchange effected pursuant to this Section; (2) the requesting party shall reimburse the other party for all additional costs and expenses (including reasonable attorney’s fees) incurred by such other party in connection with any such exchange; and (3) the requesting party shall indemnify and hold the other party harmless from and against any and all loss, cost, damage, expense or other liability (including reasonable attorneys’ fees) that such other party may incur or suffer in the performance of its obligations under this Section.

14.18 Business Day. As used herein, a business day shall mean any day other than Saturday, Sunday or other day that commercial banks in the State in which the Property is located are authorized or required to close under applicable law. In the event that the expiration of any time period hereunder shall expire on a Saturday, Sunday or legal holiday, then such time period shall be extended until the close of business on the next following business day.

14.19 Books and Records. Buyer has advised Sellers that Buyer may be required to file, in compliance with certain laws and regulations (including, without limitation, Regulation S-X of the Securities and Exchange Commission), audited financial statements, pro forma financial statements and other financial information related to the Property for up to three (3) fiscal years prior to Closing and any interim period during the fiscal year in which the Closing occurs (the “Financial Information”). Following the Closing, Sellers agree to use its commercially reasonably efforts to cooperate with Buyer and its representatives and agents (at Buyer’s sole cost and expense) in the preparation of the Financial Information. Sellers shall maintain and allow Buyer (upon no less then twenty-four (24) hours prior notice), reasonable access to, during normal business hours, such books and records of Sellers and Sellers’ managers of the Property reasonably related to the Property. In furtherance of the above, Sellers agree to make employees with knowledge of the Properties (such employees chosen by Sellers in its sole discretion), available for interview by Buyer, provided, that all costs and expenses thereof are borne by Buyer. Buyer acknowledges Buyer may not use the results of its review under this Section to pursue any claim against Sellers under the terms of this Agreement.

14.20 Public Disclosure. Without the prior written consent of the other party, same not to be unreasonably withheld or delayed (failure to respond to a written request for consent within 10 days after submission shall be deemed consent provided that the request for such consent shall note in conspicuous type face that such a failure to respond within such 10 day period shall so be deemed consent), neither Sellers nor Buyer will make any public disclosure or issue any press release pertaining to the existence of this Agreement, or to the proposed acquisition of the Property, except Buyer may make such a public disclosure in connection with filings with the Securities and Exchange Commission required of Buyer by applicable law, rule or regulation or court or administrative agency order.

14.21 Material Adverse Change. Notwithstanding anything herein contained to the contrary, in the event that any Publix Lease is terminated prior to Closing or Publix shall cease operating or announce publicly or notify Sellers (or any one of them) prior to Closing that it shall thereafter cease operating or that it intends thereafter to cease operating from any of its premises leased under any of the Publix Leases, Sellers shall so notify Buyer promptly thereafter and Buyer shall thereupon have the right, upon notice thereof to Sellers on or prior to Closing, to terminate this Agreement in which event Buyer shall receive an immediate refund of the Earnest Money and neither party shall thereafter have any further liability or obligation hereunder except for such liabilities and obligations that are expressly stated herein to survive termination of this Agreement.

[Remainder of Page Intentionally Left Blank;

Signatures Appear on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the respective dates specified below.

SELLERS:

DDRM SOUTHAMPTON VILLAGE LLC,

a Delaware limited liability company

By:	/s/ Timothy J. Lordan
Name:	Timothy J. Lordan
Title:	Authorized Signatory

Date: September     , 2011

DDRM CENTER POINTE PLAZA I LLC,

a Delaware limited liability company

By:	/s/ Timothy J. Lordan
Name:	Timothy J. Lordan
Title:	Authorized Signatory

Date: September     , 2011

DDRM CENTER POINTE PLAZA II LLC,

a Delaware limited liability company

By:	/s/ Timothy J. Lordan
Name:	Timothy J. Lordan
Title:	Authorized Signatory

Date: September 23, 2011

[Signatures Continue on Following Pages].

BUYER:

THE PHILLIPS EDISON GROUP LLC,

an Ohio limited liability company

By:	PHILLIPS EDISON LIMITED PARTNERSHIP, a Delaware limited partnership
Its:	Managing Member

	By:	PHILLIPS EDISON & COMPANY, INC., a Maryland corporation
	Its:	General Partner

		By:	/s/ Robert F. Myers
		Name:	Robert F. Myers
		Title:	Chief Operating Officer

Date: September 23, 2011

ESCROW CONSENT AND ACKNOWLEDGMENT

The undersigned agrees to act as the Title Company and Escrow Agent for the transaction described in the above Agreement as provided herein. Receipt of the Earnest Deposit is hereby acknowledged. The undersigned agrees to hold and deliver the Earnest Deposit in accordance with the terms of this Agreement

CHICAGO TITLE INSURANCE COMPANY

Escrow No.	By:
(Print Name)
Authorized Representative

Date:

EXHIBIT “A-1”

LEGAL DESCRIPTION OF GEORGIA PROPERTY

Real property in the City of Tyrone, County of Fayette, State of Georgia, described as follows:

To find the Point of Beginning, commence at the northern side of a curved mitered corner located at the intersection of the southern side of the right-of-way along Carriage Oaks Drive (120 foot right-of-way) and the western side of the right-of-way along State Route 74 (right-of-way varies);

Thence continue along said curved mitered corner at the intersection of the southern side of the right-of-way along Carriage Oaks Drive (120 foot right-of way) and the western side of the right-of-way along State Route 74 (right-of-way varies) along the arc of a 35.00 foot radius curve to the right an arc distance of 52.60 feet (said curve being subtended by a chord having a bearing of South 27 degrees 32 minutes 36 seconds East and having a chord distance of 47.79 feet) to a point located on the southern side of the curved mitered corner located at the intersection of the southern side of the right-of-way along Carriage Oaks Drive (120 foot right-of-way) and the western side of the right-of-way along State Route 74 (right-of-way varies);

Thence leave the curved mitered corner located at the intersection of the southern side of the right-of way along Carriage Oaks Drive (120 foot right-of-way) and the western side of the right-of-way along State Route 74 (right-of-way varies) and continue along the western side of the right-of-way along State Route 74 (right-of-way varies) along the arc of a 2964.78 foot radius curve an arc distance of 240.84 feet (said arc being subtended by a chord having a bearing of South 13 degrees 11 minutes 06 seconds West and having a chord distance of 240.78 feet) to a point;

Thence continue along the western side of the right-of-way along State Route 74 (right-of-way varies) along the arc of a 2964.78 foot radius curve an arc distance of 124.85 feet (said arc being subtended by a chord having a bearing of South 09 degrees 39 minutes 05 seconds West and having a chord distance of 124.84 feet) to a point, said point being the Point of Beginning;

From said Point of Beginning thus established continue along the western side of the right-of-way along State Route 74 (right-of-way varies) along the arc of a 2964.78 foot radius curve an arc distance of 187.65 feet (said arc being subtended by a chord having a bearing of South 06 degrees 37 minutes 55 seconds West and having a chord distance of 187.62 feet) to a right-of-way monument;

Thence continue along the western side of the right-of-way along State Route 74 (right-of-way varies) South 09 degrees 26 minutes 31 seconds West a distance of 303.90 feet to a right-of-way monument;

Thence continue along the western side of the right-of-way along State Route 74 (right-of-way varies) South 03 degrees 21 minutes 20 seconds West a distance of 39.35 feet to a point;

Thence leave the western side of the right-of-way along State Route 74 (right-of-way varies) and continue North 85 degrees 10 minutes 19 seconds West a distance of 286.69 feet to a point;

Thence continue South 04 degrees 50 minutes 08 seconds West a distance of 20.41 feet to a point;

Thence continue North 85 degrees 10 minutes 19 seconds West a distance of 165.98 feet to a point;

Thence continue North 38 degrees 36 minutes 16 seconds West a distance of 321.83 feet to a point;

A-1-1

Thence continue North 04 degrees 46 minutes 30 seconds Fast a distance of 257.74 feet to an iron pin found;

Thence continue North 12 degrees 34 minutes 27 seconds East a distance of 200.58 feet to a point;

Thence continue South 85 degrees 06 minutes 21 seconds East a distance of 434.92 feet to a point;

Thence continue South 04 degrees 49 minutes 47 seconds West a distance of 139.32 feet to a point;

Thence continue South 85 degrees 07 minutes 37 seconds East a distance of 241.55 feet to a point, said point being located on the western side of the right-of-way along State Route 74 (right-of-way varies) and said point also being the Point of Beginning.

Said parcel of land contains 409,171 square feet or 9.393 acres of land, more or less, as shown on survey for Candler Development Company, Inc., Candler Tyrone, LLC, Candler 74, LLC, Inland Southeast Tyrone, L.L.C., Publix Super Markets, Inc., Lawyers Title Insurance Corporation, and Buckhead Title & Abstract Company, Inc., by C & C Land Surveyors, Inc., dated July 26, 2001, last revised October 31, 2002, said parcel being depicted as “Shopping Center Tract” on said survey.

Together with the appurtenant easements created in (i) Declaration of Covenants, Conditions and Restrictions for the Seay/Tyrone Commercial Properties, made by Phillip R. Seay, dated January 16, 1998, filed and recorded January 23, 1998, in Deed Book 1213, Page 457, Fayette County, Georgia records, as amended by that certain Amendment to the Declaration of Covenants, Conditions, and Restrictions for the Seay/Tyrone Commercial Properties dated March 4, 1998, recorded at Deed Book 1233, Page 553, aforesaid records, and as further amended by Second Amendment to Declaration of Covenants, Conditions and Restrictions for the Seay/Tyrone Commercial Properties dated November 7, 2002, and recorded at Book 2006, Page 533, aforesaid records; (ii) that certain Reciprocal Storm Water Easement Agreement by and between John Wieland Homes and Neighborhoods, Inc., Candler Tyrone, LLC, and Phillip R. Seay, dated November 7, 2002, and recorded at Deed Book 2006, Page 635 in the aforesaid records; and (iii) that certain Declaration of Easements, Covenants and Conditions for Southampton Village made by Phillip R. Seay, dated November 7, 2002, and recorded at Book 2006, Page 568, aforesaid records; as amended by that certain First Amendment to Declaration of Easements, Covenants and Conditions, dated June 6, 2006 and recorded in Deed Book 3024, Page 538; as amended by that certain Second Amendment to Declaration of Easements, Covenants and Conditions, dated August 3, 2006 and recorded in Deed Book 3064, Page 391 and Deed Book 3074, Page 224, aforesaid records.

A-1-2

EXHIBIT “A-2”

LEGAL DESCRIPTION OF SOUTH CAROLINA PROPERTY

Real property in the City of Easley, County of Pickens, State of South Carolina, described as follows:

Parcel I (Fee)

All that certain piece, parcel or tract of land situate, lying and being on the western side of Brushy Creek Road In the City of Easley, County of Pickens, State of South Carolina containing 10.17 acres, more or less, as shown on plat of survey entitled “ALTA/ACSM Land Survey of MP & Associates Land Surveying, Inc.” dated January 20, 2007 and having according to said plat of survey the following metes and bounds, to-wit:

Commencing at an iron pin found at the intersection of the right-of-way of Williams Avenue and U.S. Highway 123 (aka Calhoun Memorial Highway);

Thence running with the said right-of-way N. 75-09-03 E., 34.41 feet to an iron pin found, the Point of Beginning;

Thence running with the right-of-way of U.S. Highway 123, N. 74 deg. 47’ 50” E. 112.18 feet to an iron pin found at the corner with Jack in The Box, Eastern Division;

Thence leaving said right-of-way and running along the common boundary of the property of Jack In The Box, Eastern Division, S. 24 deg. 12’ 05” W. 31.18 feet to an iron pin found;

Thence continuing along the aforesaid common boundary, S. 04 deg. 16’ 18” W. 69.30 feet to an iron pin found;

Thence S. 24 deg. 37’ 23” E. 150.82 feet to an iron pin found;

Thence continuing with said common boundary, S. 56 deg. 28’ 51” E. 49.09 feet to an iron pin found;

Thence continuing with said common boundary, N. 74 deg. 47’ 46” E. 114.65 feet to an iron pin found;

Thence turning and running with the common boundary with Jack In The Box, Eastern Division, N. 15 deg. 12’ 14” W. 275.10 feet to a point on the right-of-way of U.S. Highway 123;

Thence turning and running with said right-of-way, N. 74 deg. 47’ 46” E. 27.42 feet to a point at the common corner with First Citizens Bank and Trust;

Thence leaving said right-of-way and running with the common boundary line of First Citizens Bank and Trust, S. 15 deg. 12’ 14” E. 275.10 feet to an iron pin found;

Thence turning and continuing with the common boundary with First Citizens Bank and Trust, N. 74 deg. 47’ 47” E. 230.29 feet to an iron pin found;

Thence turning and continuing with said common boundary, N. 29 deg. 47’ 46” E. 34.65 feet to an iron pin found;

Thence continuing with said common boundary, N. 15 deg. 12’ 14” W., 185.60 feet to an iron pin found;

A-2-1

Thence turning and continuing with said common boundary S. 74 deg. 47’ 46” W. 13.00 feet to an iron pin found;

Thence N. 15 deg. 12’ 14” W. 40.00 feet to an iron pin found on the southern right-of-way of U.S. Highway 123;

Thence turning and remaining with said right-of-way N. 74 deg. 47’ 46” E. 54.00 feet to an iron pin found at the common corner with Merchant Springs LLC;

Thence leaving said right-of-way and running with the common line of Merchant Springs LLC, S. 15 deg. 12’ 14” E, 240.60 feet to an iron pin found;

Thence turning and continuing with said common line, S. 60 deg. 11’ 10” E. 13.43 feet to an iron pin found;

Thence continuing with said common line, N. 74 deg. 47’ 46” E. 57.84 feet to an iron pin found;

Thence running with the common line of Merchant Springs LLC and Lizards Real Estate Holdings, LLC, S. 89 deg. 44’ 17” E. 185.71 feet to an iron pin found;

Thence continuing with the common line of Lizards Real Estate Holdings, LLC; N. 59 deg. 47’ 46” E. 110.72 feet to an iron pin found;

Thence continuing with the said common boundary, N. 43 deg. 06’ 04” E. 28.86 feet to an iron pin found on the western right-of-way of Brushy Creek Road;

Thence turning and running with said right-of-way, S. 32 deg. 59’ 44” E. 225.97 feet to an iron pin found;

Thence continuing with said right-of-way, S 31 deg. 06’ 28” E. 224.12 feet to an iron pin found;

Thence continuing with said right-of-way, S. 32 deg. 48’ 04” E. 314.16 feet to an iron pin found at the common corner with Anderson Federal Credit Union;

Thence leaving the right-of-way of Brushy Creek Road and running with the common boundary of Anderson Federal Credit Union, and Marsha McCoy Proffitt, S. 59 deg. 53’ 23” W. 401.96 feet, to an iron pin found at the common corner with Lot 26;

Thence turning and running with the common boundary with Lot 26, N. 40 deg. 10’ 02” W. 64.18 feet to an iron found at the common corner with Centerpoint Phase 2C;

Thence turning and running with common boundary with Centerpoint Phase 2C, N. 87 deg. 14’ 38” W. 195.23 feet to an iron pin set;

Thence turning and continuing with the common boundary of Centerpoint Phase 2, N. 15 deg. 19’ 43” W. 386.09 feet to a nail set;

Thence turning and continuing with said boundary, S. 67 deg. 40’ 16” W. 58.86 feet to a nail set;

Thence turning and continuing with said common boundary, N. 14 deg. 12’ 14” W. 139.41 feet to a nail set;

Thence turning and continuing with said common boundary, N. 74 deg. 47’ 46” E. 19.00 feet to a nail set;

A-2-2

Thence turning and continuing with said common boundary, N. 5 deg. 12’ 14” W. 170.21 feet to a nail set;

Thence turning and continuing with the common boundary of Centerpoint Phase 2B, S. 74 deg. 47’ 46” W. 483.59 feet to an iron pin found;

Thence turning and running with said boundary, N. 15 deg. 12’ 18” W. 47.37 feet to an iron pin found at the common corner with Phase 3 Tinsley Ground Lease;

Thence with the common boundary of Phase 3 Tinsley Ground Lease, N. 24 deg. 58’ 34” W. 264.07 feet to the Point of Beginning.

Parcel II (Easement)

Together with non-exclusive easements benefiting the above described property created under Declaration of Easements, Covenants, and Restrictions for Easley Commons recorded in Deed Book 657, Page 132, as amended by First Amendment to Declaration of Easements, Covenants, and Restrictions for Easley Shopping Center recorded in Book 721, Page 127 and by Second Amendment to Declaration of Easements, Covenants, and Restrictions for Easley Shopping Center recorded in Book 735, Page 44, aforesaid records.

Parcel III (Leasehold)

All that certain piece, parcel, or lot of land situate, lying, and being in the State of South Carolina, County of Pickens, on the south side of Williams Avenue, being shown and designated on a survey entitled “Survey for Jean H. Rhodes”, prepared by Robert R. Spearman, Surveyor, dated January 17, 1997, recorded in Plat Book 54, Page 399 in the Office of the Register of Deeds of Pickens County, South Carolina, reference to which is hereby made for a more complete and accurate description.

This is the identical property conveyed to Harold Tinsley by deed of Jean H. Rhodes, dated October 22, 1998, recorded in Deed book 453, Page 55, in the Office of the Register of Deeds for Pickens County, South Carolina.

Parcel IV (Fee)

All that certain piece, parcel or tract of land situate, lying and being in the County of Pickens, State of South Carolina, containing 1.21 acres, more or less, designated as Phase 2B, and shown and more fully described by metes and bounds on plat of survey entitled “ALTA/ACSM Land Survey of MP & Associates Land Surveying, Inc.” dated January 20, 2007 and having according to said plat of survey the following metes and bounds, to-wit:

Commencing at an iron pin found at the intersection of the right of way Williams Avenue and US. Highway 123 (a/k/a Calhoun Memorial Highway):

Thence running with said right of way N. 75 deg. 09’ 03” E. 34.41 feet to an iron pin;

Thence turning and running with the line of Phase 3/Harold Tinsley Property S. 24 deg. 58’ 34” E. 264.07 feet to an iron pin;

Thence with the line of Phase 2A/Home Depot U.S.A. Property, S. 15 deg. 12’ 18” E. 47.37 feet to the Point of Beginning;

A-2-3

Thence turning and running with the Phase 1/Inland Southeast Center Pointe, L.L.C. Property, N. 74 deg. 47’ 46” E. 483.59 feet to an iron pin;

Thence turning and running S. 15 deg. 12’ 14” E. 170.21 feet to an iron pin;

Thence turning and running S. 74 deg. 47’ 46” W. 19.00 feet to an iron pin;

Thence turning and running, S. 14 deg. 12’ 14” E. 139.41 feet to an iron pin;

Thence turning and running N. 67 deg. 40’ 16” E. 58.86 feet to an iron pin;

Thence turning and running S. 15 deg. 19’ 43” E. 386.06 feet to an iron pin;

Thence turning and running S. 69 deg. 33’ 01” W. 91.64 feet to an iron pin;

Thence turning and running N. 15 deg. 05’ 46” W. 311.68 feet to an iron pin;

Thence S. 74 deg. 40’ 17” W. 0.50 feet to an iron pin;

Thence N. 15 deg. 05’ 46” W. 375.06 feet to an iron pin;

Thence turning and running S. 74 deg. 47’ 46” W. 430.94 feet to an iron pin;

Thence turning and running N. 15 deg. 12’ 14” W. 10.00 feet to an iron pin, being the Point of Beginning.

Parcel V (Fee)

All that certain piece, parcel or tract of land situate, lying and being in the County of Pickens, State of South Carolina, containing 21.59 acres, more or less, designated as Phase 2C, and shown and more fully described by metes and bounds on plat of survey entitled “ALTA/ACSM Land Survey of MP & Associates Land Surveying, Inc.” dated January 20, 2007 and having according to said plat of survey the following metes and bounds, to-wit:

Commencing at an iron pin found at the intersection of the right of way of Williams Avenue and U.S. Highway 123 (a/k/a Calhoun Memorial Highway);

Thence running with said right of way N. 75 deg. 09’ 03” E. 34.41 feet to an iron pin;

Thence turning and running with the line of Phase 3/Harold Tinsley Property S. 24 deg. 58’ 34” E. 264.07 feet to an iron pin;

Thence with the line of Phase 2A/Home Depot U.S.A. Property, S. 43 deg. 55’ 13” W. 295.48 feet to a 1/2” rebar found at the joint corner of Phase 2A and Phase 2C the Point of Beginning;

Thence turning and running with the line of said Home Depot property the following two calls: S. 15 deg. 12’ 24” E. a distance of 592.50 feet to a 1/2” rebar iron pin found;

Thence N. 74 deg. 47’ 35” E. a distance of 683.72 feet to a 1/2” rebar found;

Thence with a common line of Phase 2B N. 69 deg. 33’ 01” E. 91.64 feet to 1/2” rebar found;

A-2-4

Thence with a common line of Phase 1, S. 87 deg. 14’ 38” E. a distance of 195.23 feet to a 1/2” rebar found;

Thence S. 21 deg. 25’ 38” W. a distance of 121.59 feet to a 1/2” rebar set;

Thence with a curve turning to the left having an arc length of 68.11 feet, with a radius of 50.00 feet with a chord bearing of S. 72 deg. 21’ 54” W. with a chord length of 62.97 feet to a 1/2” rebar set;

Thence N. 56 deg. 39’ 39” W. a distance of 87.01 feet to a point in the center of a branch bordering Briar Park Subdivision;

Thence with said center of branch of the following calls: S. 54 deg. 26” 22’ W. a distance of 9.82 feet;

Thence N. 71 deg. 57’ 41” W. a distance of 30.30 feet,

Thence S. 73 deg. 58’ 44” W. a distance of 32.62 feet,

Thence N.62 deg. 24’ 01” W. a distance of 29.68 feet,

Thence S. 00 deg. 18’ 44” W. a distance of 28.18 feet,

Thence S. 33 deg. 46’ 58” W. a distance of 14.87 feet,

Thence S. 50 deg. 53’ 30” W. a distance of 69.46 feet,

Thence S. 58 deg. 21’ 49” W. a distance of 8.52 feet,

Thence S. 48 deg. 49’ 47” W. a distance of 61.72 feet,

Thence S. 59 deg. 11’ 46” W. a distance of 21.70 feet,

Thence S. 36 deg. 17’ 56” W. a distance of 47.82 feet,

Thence S. 72 deg. 33’ 07” W. a distance of 22.16 feet,

Thence S. 63 deg. 36’ 36” W. a distance of 21.70 feet,

Thence S. 41 deg. 32’ 40” W. a distance of 23.71 feet,

Thence S. 59 deg. 59’ 04” W. a distance of 5.68 feet,

Thence S. 50 deg. 59’ 04” W. a distance of 35.00 feet,

Thence S. 60 deg. 57’ 37” W. a distance of 21.58 feet,

Thence N. 27 deg. 14’ 36” W. a distance of 27.95 feet,

Thence S. 88 deg. 28’ 24” W. a distance of 6.10 feet,

Thence N. 27 deg. 40’ 42” W. a distance of 68.98 feet;

Thence leaving said branch S. 35 deg. 33’ 57” W. a distance of 421.23 feet to a 1/2” rebar set;

A-2-5

Thence S. 52 deg. 49’ 22” W. a distance of 561.99 feet to a 1/2” crimp top iron pin found at the corner of property now or formerly of Tommy B. Reeves Townsend, N. 85 deg. 25’ 20” W. a distance of 617.91 feet to a 1/2” open top bent iron pin,

Thence N. 20 deg. 00’ 24” E. a distance of 552.64 feet to a 1” solid iron pin crossing at iron pin at 510.55 feet;

Thence N. 21 deg. 24’ 52” E. a distance of 148.38 feet to a 1/2” open top iron pin found;

Thence N. 44 deg. 26’ 44” E. a distance of 29.85 feet to a 1/2” rebar found;

Thence N. 43 deg. 53’ 16” E. a distance of 780.79 feet to a 112” rebar found at the corner of property now or formerly of Home Depot U.S.A., Inc., Phase 2A, the Point of Beginning.

Parcel VI (Easement)

Those certain non-exclusive easements for access, utilities, and storm water drainage created under Declaration of Easement, Covenants and Restrictions For Easley Shopping Center dated February 6, 2002, and recorded in the Office of the Register of Deeds for Pickens County in Deed Book 657, Page 132, as amended by First Amendment to Declaration of Easements, Covenants and Restrictions for Easley Shopping Center dated January 28, 2003 and recorded in Book 721, Page 127 and further amended by Second Amendment Declaration of Easements, Covenants and Restrictions for Easley Shopping Center dated April 24, 2003, and recorded in Book 735, Page 44.

A-2-6

EXHIBIT “B”

FORM OF OWNER’S AFFIDAVIT

Owner’s Affidavit

STATE OF                                 )

                                                     ) SS.

COUNTY OF                             )

The undersigned deponent, being duly sworn according to law, deposes and states:

1. The Deponent is                      of                                             , which is the Owner (the “Owner”) of all that certain property described in Exhibit “A” attached hereto and made a part hereof (the “Property”).

2. That the Deponent is authorized to execute this affidavit and has the ability to execute all instruments necessary to convey the Property pursuant to authority under the [operating agreement/by-laws] of the [company/corporation].

3. The Owner is in good standing in its state of formation and is properly authorized to do business in the state where the Property is located.

4. To the Owner’s knowledge, there are no unrecorded documents affecting title to the Property entered into by the Owner other than the leases listed on the list of leases attached as Exhibit “A”.

5. The Owner has received no actual, written notice of any taxes and/or special assessments affecting the Property other than those shown on the Commitment (defined below).

6. To the Owner’s actual knowledge, there are no unpaid bills or claims for labor or services performed or materials furnished or delivered during the last three (3) months for alterations, repair, work, or new construction on the Property by the Owner.

7. No proceeding in bankruptcy has been instituted within the past three (3) years by or against the Owner, nor has the Owner made any assignment for the benefit of creditors within the past three (3) years.

8. To the Owner’s actual knowledge, there is no action or proceeding relating to the Property in any state or federal court in the United States, nor are there any state or federal judgments or any federal liens of any kind or nature whatever which now constitutes a lien or charge upon the Property.

9. This affidavit is given to induce                      to issue that certain title policy in favor of                                              , pursuant to its commitment number                      with full knowledge that it will be relying upon the accuracy of same.

[Signature Appears on Following Page]

B-1

Sworn to and subscribed before me this _______ day of _______________, 201___.	Deponent:

	By:	________________________________ [Seal]
Notary Public	Printed Name: ____________________________

My Commission Expires

(NOTARIAL SEAL)

B-2

EXHIBIT A

List of Leases

EXHIBIT “C”

LEASES

[See attached.]

C-1

EXHIBIT “D”

ASSIGNMENT OF LEASES

THIS ASSIGNMENT OF LEASES AND GUARANTIES (this “Assignment”) is made and entered into as of this              day of             , 20         , by and between                     , a                      (“Assignor”), and                     , a                      (“Assignee”).

W I T N E S S E T H:

Assignor and Assignee are parties to that certain Purchase Agreement (the “Agreement”) dated                  , 2011 for the sale and purchase of certain real property and property rights particularly described on Exhibit “A”, attached hereto and incorporated herein by this reference (hereinafter referred to as the “Property”).

For and in consideration of the sum of Ten and 00/100 Dollars ($10.00), the conveyance by Assignor to Assignee of the Property, and the mutual covenants herein contained, the receipt and sufficiency of the foregoing consideration being hereby acknowledged by the parties hereto, Assignor hereby transfers, grants, conveys, and assigns to Assignee all of Assignor’s right, title, and interest in and to, all tenant leases of space or property within the Property and under any and all guaranties thereof or relating thereto, including, without limitation, the leases set forth on Exhibit “B”, attached hereto and incorporated herein by this reference (hereinafter collectively referred to as the “Leases”), together with all security deposits tendered under the Leases, and together with all rents, issues, and profits under the Leases.

Assignee, by its acceptance hereof, does hereby assume and agree to perform any and all obligations and duties of Assignor as “landlord” or “lessor” [“tenant” or “lessee”] under the Leases first arising from and after the date hereof.

Subject to the Sunset Period, Cap and Floor (as each is defined and set forth in Section 9.1(c) of the Agreement), Assignor hereby indemnifies, agrees to defend and holds Assignee harmless of and from all loss, cost, liability and expense incurred by Assignee on account of a breach by Assignor of any of its obligations as landlord or lessor [tenant or lessee] under the Leases which breach pre-dated the date hereof. Assignee hereby indemnifies, agrees to defend and holds Assignor harmless of and from all loss, cost, liability and expense incurred by Assignor on account of a breach by Assignee of any of its obligations as landlord or lessor [tenant or lessee] under the Leases which breach occurred on or after the date hereof.

This Assignment shall inure to the benefit of, and be binding upon, the respective legal representatives, successors, and assigns of the parties hereto. This Assignment shall be governed by, and construed under, the laws of the State of                     .

The parties hereto agree that this Assignment may be executed in multiple counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute a fully-executed and binding original instrument.

D-1

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed under seal the day and year first above written.

ASSIGNOR:

Signed, sealed and delivered in the presence of:				,
a

	By:			,

By:
Unofficial Witness		Name:
Title:

Notary Public			[CORPORATE SEAL]

My Commission Expires:

[NOTARIAL SEAL]

ASSIGNEE:

Signed, sealed and delivered in the presence of:				,
a

By:
Unofficial Witness		Name:
Title:

Notary Public			[CORPORATE SEAL]

My Commission Expires:

[NOTARIAL SEAL]

D-2

EXHIBIT “E”

ALLOCATION OF PURCHASE PRICE

Property	Allocated Portion of Purchase Price
Georgia Property	$8,100,000.00
South Carolina Property	$7,100,000.00

E-1

EXHIBIT “F”

TENANT NOTICE LETTER

                    , 20

VIA CERTIFIED MAIL

RETURN RECEIPT REQUESTED

Re:	Lease (the “Lease”) between , a (“Landlord”), and , a (“Tenant”); Property, , (the “Property”).

Dear                                     :

Landlord has closed on the sale of the property leased to Tenant pursuant to the above-referenced Lease to                                     , a                                      (“Buyer”) as of                                     , 20      .

In connection with such sale, Landlord, as seller, has assigned and transferred its interest in the Lease to Buyer, and Buyer has assumed and agreed to perform all of the landlord’s obligations under the Lease. Accordingly, (i) all of your obligations as tenant under the Lease from and after the date of this Tenant Notice (including, but not limited to, your obligations to pay rent) shall be performable to and for the benefit of Buyer, and its successors and assigns, and (ii) all of the obligations of the landlord under the Lease from and after the date of this Tenant Notice shall be binding obligations of Buyer and its successors and assigns, and Landlord shall have no further obligations under the Lease first arising after the date hereof.

The property will be managed by Buyer. All payment of rentals and the giving of notices provided for in the lease should be sent to:

All rent checks should be made payable to: “                                                 ”.

Therefore, please forward rent for                                     , 20       and all future payments due under the Lease to Buyer at the above stated address.

Buyer will be forwarding to Tenant Buyer’s partial year 20       billing for CAM, insurance and taxes for its respective period of ownership of the Property. Tenant shall make the appropriate payment directly to Buyer in connection with such reconciliation.

Sincerely,

By:
Name:
Title:

F-1

EXHIBIT “G”

FORM OF GENERAL ASSIGNMENT

ASSIGNMENT OF NAME, INTANGIBLE PROPERTY AND WARRANTIES

KNOW ALL MEN BY THESE PRESENTS, that                                                  , a(n)                                                  , having an address of 3300 Enterprise Parkway, Beachwood, Ohio, 44122 (the “Assignor”), for and in consideration of the sum of TEN AND 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby transfer and assign unto                                                  , a(n)                                                   (the “Assignee”), its successors and assigns, all of Assignor’s right, title and interest, if any, on an “AS IS,” “WHERE IS” and “WITH ALL FAULTS” basis without recourse to Assignor, to the name “                                                 ” and to the extent assignable, in and to any and all warranties, guaranties, indemnifications and intangible property, if any, with respect to that certain shopping center commonly known as                                                   situated on the land legally described in Exhibit “A” attached hereto and made a part hereof.

- Signature Appears on Following Page -

G-1

IN WITNESS WHEREOF, Assignor has caused this instrument to be duly executed, as of the              day of                             , 20      .

ASSIGNOR:

a(n)

By:
Name:
Title:

G-2

EXHIBIT “A”

PROPERTY DESCRIPTION

EXHIBIT “H”

PUBLIX WAIVER

[See attached.]

H-1

EXHIBIT “I-1”

FORM OF TENANT ESTOPPEL CERTIFICATE

TENANT ESTOPPEL CERTIFICATE

To:	The Phillips Edison Group, LLC, *** Station LLC, its successors and assigns (“Purchaser”) and Purchaser’s lender.

Re:	Lease Pertaining to *** Shopping Center (the “Project”)

Date:                  , 2011

Ladies and Gentlemen:

The undersigned, as tenant (“Tenant”), hereby states and declares as follows:

1.	Tenant is the lessee under that certain lease (the “Lease”) pertaining to the Project which is dated ***.

2.	The name of the current Landlord is: .

3.	The Lease is for the following portion of the Project: Unit *** consisting of approximately *** square feet. (the “Demised Premises”)

4.	The Lease has not been modified or amended except by the following documents (if none, so state): ***.

5.	The initial term of the Lease commenced on *** and shall expire on ***, unless sooner terminated in accordance with the terms of the Lease. Tenant has no option to renew or extend the term of the Lease, except as follows (if none, so state): Tenant has *** (***) options to extend the Lease for *** (***) years each.

6.	The Lease, as it may have been modified or amended, contains the entire agreement of Landlord and Tenant with respect to the Demised Premises, and is in full force and effect.

7.	As of the date hereof, Tenant is occupying the Demised Premises and is paying rent on a current basis under the Lease.

a.	The minimum monthly or base rent currently being paid by Tenant for the Demised Premises pursuant to the terms of the Lease is $*** per month.

b.	Common area maintenance, taxes, insurance and other charges (the “Reimbursables”), if any, due under the Lease have been paid through .

8.	Tenant has accepted possession of the Demised Premises, and all items of an executory nature relating thereto to be performed by Landlord have been completed, including, but not limited to, completion of construction thereof (and all other improvements required under the Lease) in accordance with the terms of the Lease and within the time periods set forth in the Lease. Landlord has paid in full any required contribution towards work to be performed by Tenant under the Lease, except as follows (if none, so state):

I-1-1

9.	No default or event that with the passage of time or notice would constitute a default (hereinafter collectively a “Default”) on the part of Tenant exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Tenant.

10.	To the best of Tenant’s knowledge, no Default on the part of Landlord exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Landlord.

11.	Tenant has no option or right to purchase all or any part of the Project.

12.	Tenant has not assigned, sublet, transferred, hypothecated or otherwise disposed of its interest in the Lease and/or the Premises, or any part thereof.

13.	Neither the Lease nor any obligations of Tenant thereunder have been guaranteed by any person or entity, except as follows (if none, so state): ***. (fill in Guarantor’s name if there is one. Otherwise insert a blank line)

14.	No hazardous substances are being generated, used, handled, stored or disposed of by Tenant on the Demised Premises or on the Project in violation of any applicable laws, rules or regulations or the terms of the Lease.

15.	No rentals are accrued and unpaid under the Lease, except for Percentage Rent, if any, or Reimbursables, if any, which are not yet due and payable.

16.	No prepayments of rentals due under the Lease have been made for more than one month in advance. No security or similar deposit has been made under the Lease, except for the sum of $*** which has been deposited by Tenant with Landlord pursuant to the terms of the Lease.

17.	Tenant has no defense as to its obligations under the Lease and asserts no setoff, claim or counterclaim against Landlord.

18.	Tenant understands and acknowledges that this certificate is being given to Purchaser in connection with Purchaser’s due diligence with respect to its anticipated acquisition of the Project and that, in connection therewith, Purchaser and Purchaser’s lender will be relying on the representations and warranties contained herein and Purchaser and Purchaser’s lender shall have the right to rely on the same.

19.	The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

20.	Tenant’s current address for notice purposes is as follows (post office boxes or store addresses are not acceptable):

Telephone:	Facsimile:

21.	In event that the information provided in the foregoing paragraph represents a change to the legal notice address information that Tenant has previously provided to Landlord pursuant to the terms of the Lease, then Tenant’s legal address shall be deemed officially modified to reflect the legal notice address information contained herein despite the fact that such change was not made in strict accordance with terms of the Lease and the requirements therein for changing such address information.

I-1-2

22.	This Tenant Estoppel Certificate may be executed in any number of separate counterparts, each of which shall be deemed an original, but all of which, collectively and separately, shall constitute one and the same instrument.

Very truly yours,

TENANT:

***,

a
By:
Name:
Its:

I-1-3

EXHIBIT “I-2”

FORM OF SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

Subordination, Non-Disturbance

and Attornment Agreement

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) dated as of this              day of                             ,             , by and among                                                                                   (the “Mortgagee”), with an address at                                                                                                                                                                                             ,                                                                           (the “Landlord”), with an address at                                                                                                                                                                                                                                                           , and                                                                                                                    (the “Tenant”), with an address at                                                                                                                                                                                                                               ;

WITNESSETH THAT:

WHEREAS, the Landlord is the fee owner of that certain real property located in                                                                          ,                                                                           County,                                                  , and more particularly described in Exhibit “A” attached hereto (the “Property”); and

WHEREAS, pursuant to a Loan Agreement or Letter Agreement dated                          ,              (the “Agreement”) and/or a promissory note dated                                 , (the “Note”), the Mortgagee made a loan to the Landlord (or to                                                                                                       ). The obligations under the Agreement and Note are secured by a mortgage instrument covering the Property (the “Mortgage”) dated                            ,             , from the Landlord to the Mortgagee, and recorded or to be recorded in the real estate records of the aforesaid County and State, and are also secured by an assignment of the Landlord’s interest in all leases of the Property (the “Assignment”) dated                                ,             , and recorded or to be recorded in the real estate records of the aforesaid County and State (the Agreement, Note, Mortgage, Assignment and any and all other documents executed in connection with the Loan, as the same may be amended, renewed, replaced or supplemented from time to time, collectively the “Loan Documents”); and

WHEREAS, under the terms of a certain Lease Agreement dated                            ,              (the “Lease”), the Landlord leased to the Tenant all or certain portions of the Property described in the Lease (the “Demised Premises”) under the terms and conditions more particularly described therein; and

WHEREAS, the Mortgage provides that the Lease shall be subordinate to the Mortgage and the parties hereto desire to confirm such subordination and to establish rights of quiet and peaceful possession for the benefit of the Tenant under the Lease and to define the terms, covenants and conditions precedent for such rights.

I-2-1

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and intending to be legally bound, the parties hereto agree as follows:

1. Subordination of Lease. The Lease and the entire right, title and interest of the Tenant thereunder are and shall be subject and subordinate in all respects to the lien, right, title and terms of the Loan Documents and, in particular, the Mortgage and all advances made or to be made thereunder.

2. Consent of Tenant. The Tenant acknowledges notice of and consents to the Mortgage, the Assignment and the terms and conditions thereof. The Tenant agrees to continue making payments of rent and other amounts owed under the Lease to the Landlord, and to otherwise recognize the rights of the Landlord under the Lease, until notified otherwise in writing by the Mortgagee, as herein provided. The Landlord and Tenant agree that, if the Mortgagee delivers to the Tenant a notice stating that a default has occurred under the Loan Documents and requesting that all payments due under the Lease be thereafter paid directly to the Mortgagee, the Tenant shall thereafter make, and is hereby authorized and directed by the Landlord to make, all such payments directly to the Mortgagee, as provided in the Mortgage and the Assignment, without any duty of further inquiry on the part of the Tenant.

3. Tenant’s Duty to Notify Mortgagee of any Default Under the Lease. The Tenant shall provide the Mortgagee with prompt notice of any asserted default against the Landlord under the Lease. In the event of any act or omission of the Landlord which would give the Tenant the right, immediately or after lapse of time, to cancel or terminate the Lease, or to claim a partial or total eviction or to exercise any other remedy, the Tenant shall not exercise such right or remedy until Mortgagee has received notice and a reasonable period of time to cure said default, said cure period commencing after the end of Landlord’s cure period and after Mortgagee is entitled under the Mortgage and the Assignment to remedy same; provided, that, the Mortgagee shall give the Tenant written notice of its intention to, and shall commence and continue with due diligence to, remedy such act or omission. Notwithstanding the foregoing, the Mortgagee shall have no obligation to remedy or to continue to remedy any such act or omission.

4. Nondisturbance of Tenant. Provided (i) the Lease shall at all times be in full force and effect, (ii) the term of the Lease has commenced, (iii) the Tenant is in actual possession of the Demised Premises, and (iv) the Tenant shall not be in default thereunder or under this Agreement, then:

(a) The right of possession by the Tenant to the Demised Premises and any or all of the Tenant’s rights under the Lease shall not be terminated by the Mortgagee (or by anyone claiming by, through or under the Mortgagee) in the exercise of any of the Mortgagee’s rights under the Loan Documents.

(b) The Tenant shall not be named as a party defendant to any foreclosure of the lien of the Mortgage for the purpose of terminating the Lease, unless Mortgagee is required by any applicable law, order, regulation, rule of court or judicial decision to name the Tenant as a party defendant.

(c) If the Mortgagee or its successors or assigns comes into possession of the Property (through receivership, as a mortgagee in possession, or otherwise) or acquires the leasehold interest of the Landlord by foreclosure of the Mortgage, or by proceedings under the Loan Documents, deed in lieu or otherwise, the Lease shall not be terminated by any such foreclosure or proceedings; and the Lease shall continue in full force and effect upon the Tenant’s attornment, as hereinafter provided, as a direct lease between the Tenant and the Mortgagee upon all the terms, covenants, conditions and agreements set forth in the Lease and this Agreement.

I-2-2

(d) If the Property or the Landlord’s leasehold interest therein is sold or otherwise disposed of pursuant to any right or power contained in the Loan Documents or as a result of proceedings thereon, the Lease shall not be terminated thereby, and the Foreclosure Purchaser of the Property or of the Landlord’s leasehold interest therein or any person acquiring title thereto shall so acquire the Property or such interest, subject to the Lease; and the Lease shall continue in full force and effect upon the Tenant’s attornment, as hereinafter provided, as a direct lease between the Tenant and any party acquiring title to the Landlord’s leasehold interest therein, as aforesaid, upon all the terms, covenants, conditions and agreements set forth in the Lease.

5. Attornment of Tenant to Mortgagee or Foreclosure Purchaser. If the Mortgagee or any Foreclosure Purchaser shall succeed to the rights of the Landlord under the Lease, then the Tenant shall attorn to and recognize the Mortgagee or such Foreclosure Purchaser as the Tenant’s landlord under the Lease and the Mortgagee or such Foreclosure Purchaser shall be conclusively deemed to have accepted such attornment. Such attornment shall be self-operative and effective without execution and delivery of any further instrument, immediately upon the Mortgagee’s or any Foreclosure Purchaser’s succession to the interest of the Landlord under the Lease. Upon such attornment, the Lease shall continue in full force and effect as a direct lease between the Mortgagee or such Foreclosure Purchaser and the Tenant except that the Mortgagee or such Foreclosure Purchaser shall not be bound by any amendment or modification of the Lease made without the Mortgagee’s written consent and except that the Mortgagee or such Foreclosure Purchaser shall not be liable to the Tenant:

(a) For any past act, default or omission on the part of the Landlord or for any accrued obligation of the Landlord under the Lease and the Tenant shall have no right to assert the same or any damages arising therefrom as an offset or defense against the Mortgagee or such Foreclosure Purchaser;

(b) For the commencement or completion of any construction or any contribution toward construction or installation of any improvements upon the Demised Premises, or any expansion or rehabilitation of existing improvements thereon, or for restoration of improvements following any casualty not required to be insured under the Lease or for the costs of any restoration in excess of the proceeds recovered under any insurance required to be carried under the Lease; or

(c) For any prepayment of rent, rental security or any other sums deposited with the Landlord under the Lease and not actually delivered to the Mortgagee or such Foreclosure Purchaser.

The Mortgagee or such Foreclosure Purchaser shall be liable to the Tenant under the Lease only during the Mortgagee’s or such Foreclosure Purchaser’s period of ownership, and such liability shall not continue or survive as to the transferor after a transfer by the Mortgagee or such Foreclosure Purchaser of its interest in the Lease and the Demised Premises. Notwithstanding anything to the contrary contained herein, officers, directors, shareholders, agents, servants and employees of the Mortgagee shall have no personal liability to Tenant and the liability of the Mortgagee shall be limited to the Mortgagee’s interest in the Property.

6. Modification of Lease. Without the Mortgagee’s prior written consent, the Tenant shall not (a) amend or terminate the Lease, (b) prepay any rent or other sums due under the Lease for more than one month in advance of the due dates thereof, (c) voluntarily surrender the Demised Premises, or (d) assign the Lease or sublet the Demised Premises or any part thereof other than pursuant to the provisions of the Lease.

7. Representations of Tenant. The Tenant represents and warrants to the Mortgagee that (a) the Tenant occupies and is the leasehold owner of the Demised Premises pursuant to the terms of the Lease, (b) the Lease is in full force and effect, and the Tenant has no offsets or defenses to the payment of rent or other sums due thereunder, (c) no default exists under the Lease, and (d) all rent and other sums due under the Lease have been paid in full, but have not been paid for more than one month in advance of the due dates thereof.

I-2-3

8. Application of Casualty Insurance Proceeds and Condemnation Awards. The Tenant hereby agrees that, notwithstanding anything to the contrary contained in the Lease, the terms and provisions of the Mortgage with respect to the application of casualty insurance proceeds and condemnation awards shall control.

9. Confirmation of Lease Status. The Landlord and the Tenant hereby agree that, upon the Mortgagee’s request, they shall from time to time execute and deliver to the Mortgagee, and without charge to the Mortgagee, an estoppel certificate setting forth whatever information the Mortgagee may reasonably require to confirm the current status of the Lease including, without limitation, a confirmation that the Lease is and remains in full force and effect.

10. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt. Such notices and other communications may be hand-delivered, sent by facsimile transmission with confirmation of delivery and a copy sent by first-class mail, or sent by nationally recognized overnight courier service, to a party’s address set forth above or to such other address as any party may give to the other in writing for such purpose.

11. Changes in Writing. No modification, amendment or waiver of, or consent to any departure from, any provision of this Agreement nor consent to any departure by the Landlord or Tenant therefrom will be effective unless made in a writing signed by the Mortgagee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Landlord or Tenant in any case will entitle the Landlord or Tenant to any other or further notice or demand in the same, similar or other circumstance.

12. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

13. Counterparts. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

14. Definitions. As used in this Agreement, the word “Tenant” shall mean the Tenant and/or the subsequent holder of an interest under the Lease, provided the interest of such holder is acquired in accordance with the terms and provisions of the Lease, the word “Mortgagee” shall mean the Mortgagee or any subsequent holder or holders of the Mortgage and the Assignment, and the word “Foreclosure Purchaser” shall mean any party other than the Mortgagee acquiring title to the Property by purchase at a foreclosure sale, by deed or otherwise. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the Landlord, the Tenant and the Mortgagee, their heirs, legal representatives, successors and assigns.

I-2-4

15. Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Mortgagee and will be deemed to be made in the State where the Mortgagee’s office indicated above is located. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE MORTGAGEE’S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Landlord and the Tenant hereby irrevocably consent to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Mortgagee’s office indicated above is located; provided, that, nothing contained in this Agreement will prevent the Mortgagee from bringing any action, enforcing any award or judgment or exercising any rights against the Landlord or Tenant individually, against any security or against any property of the Landlord or Tenant within any other county, state or other foreign or domestic jurisdiction. The Mortgagee, the Landlord and the Tenant agree that the venue provided above is the most convenient forum for the Mortgagee, the Landlord and the Tenant. The Landlord and the Tenant waive any objection to venue and any objection based on a more convenient forum that either may have in any action instituted under this Agreement.

16. WAIVER OF JURY TRIAL. EACH OF THE LANDLORD, THE TENANT AND THE MORTGAGEE IRREVOCABLY WAIVE ANY AND ALL RIGHT THAT ANY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE LANDLORD, THE TENANT AND THE MORTGAGEE ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Landlord and the Tenant acknowledge that each has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above.

WITNESS / ATTEST:	MORTGAGEE:

By:
(SEAL)
Print Name:	Print	Name:

Title:

I-2-5

LANDLORD:

By:
(SEAL)
Print Name:	Print Name:

Title:	Title:
(Include title only if an officer of entity signing to the right)

		(Individual)	(SEAL)
Print Name:	Print Name:

		(Individual)	(SEAL)
Print Name:	Print Name:

TENANT:

By:
(SEAL)
Print Name:	Print Name:

Title:	Title:
(Include title only if an officer of entity signing to the right)

		(Individual)	(SEAL)
Print Name:	Print Name:

		(Individual)	(SEAL)
Print Name:	Print Name:

I-2-6

[COMPLETE APPLICABLE NOTARY CLAUSE(S) AND DELETE THE REST]

ACKNOWLEDGMENTS

STATE OF ________________________	)
	)	ss:
COUNTY OF ______________________	)

On this, the              day of                     ,             , before me, a Notary Public, the undersigned officer, personally appeared                             , known to me (or satisfactorily proven) to be the person whose name is subscribed to the foregoing instrument, and acknowledged that he/she executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My commission expires:

STATE OF ________________________	)
	)	ss:
COUNTY OF ______________________	)

On this, the              day of                     ,             , before me, a Notary Public, the undersigned officer, personally appeared                             , who acknowledged himself/herself to be the                          of                         , a[n]                         , and that he/she, in such capacity, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said                         .

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My commission expires:

I-2-7

EXHIBIT “A”

PROPERTY DESCRIPTION

EXHIBIT “I-3”

FORM OF ADDITIONAL ESTOPPELS

[See attached.]

I-3-1

SCHEDULE 5.6

SECURITY DEPOSITS

[See attached.]

SCHEDULE 6.4

REQUIRED SNDAs

1. HIBBET SPORTING GOODS - Agreement of Lease dated May 5, 2004 by and between Cap Easley, LLC, predecessor-in-interest to DDR Center Pointe Plaza II LLC, as landlord and Hibbet Sporting Goods, Inc., as tenant, as modified by that certain Extension and Modification of Lease dated May 24, 2010 and that certain Second Extension and Modification of Lease dated July 20, 2011.

2. PARTNERS II PIZZA - Lease dated March 19, 2009 by and between DDRM Southampton Village LLC, as landlord and John Kaufman and Teresa Kaufman, husband and wife, as tenant, as modified by that certain Amendment to Lease dated May 24, 2011.

SCHEDULE 6.5

ADDITIONAL ESTOPPELS

1. Centerpoint Ground Lease dated June 24, 2002, as amended by and between Harold Tinsley, as landlord and CAP Easely, LLC, as tenant.

2. Declaration of Covenants, Conditions, and Restrictions for the Seay/Tyrone Commercial Properties dated January 16, 1998 by Phillip R. Seay, as declarant.

3. Reciprocal Storm Water Easement Agreement dated November 7, 2002 by and between John Wieland Homes and Neighborhoods, Inc., Candler Tyrone, LLC and Phillip R. Seay.

SCHEDULE 8.1

DUE DILIGENCE MATERIALS

[See attached.]

SCHEDULE 9.1(a)(ix)

LITIGATION

None.

SCHEDULE 9.1(a)(xi)

VIOLATION OF LAWS

None.

SCHEDULE 9.1(a)(xii)

LEASE CONCESSIONS, REBATES, ALLOWANCES OR FREE RENT

[See attached.]

SCHEDULE 9.1(a)(xiv)

SURVIVING SERVICE AGREEMENTS

1. Monitoring Agreement dated March 1, 2011 between Developers Diversified Realty and Twelve & Associates LLC concerning the monitoring of the Fire Alarm System for Building 1 and 2, Units 5-13, at the Georgia Property.

2. Monitoring Agreement dated March 1, 2011 between Developers Diversified Realty and Twelve & Associates LLC concerning the monitoring of the Fire Alarm System for Building 4 and 5, Units 15-22, at the Georgia Property.

3. Monitoring Agreement dated March 1, 2011 between Developers Diversified Realty and Twelve & Associates LLC concerning the monitoring of the Fire Alarm System for Building 6, Units 1-4, at the Georgia Property.

4. Equipment Lease Agreement dated October 1, 2002 between Lightsource, Inc. and CAP Easley, LLC concerning the leasing of outdoor lighting equipment at the South Carolina Property.

SEE ATTACHED LIST FOR SERVICE AGREEMENTS TO BE TERMINATED AT CLOSING.